UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

BEST BUY CO., INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BEST BUY CO., INC. 7601 Penn Avenue South Richfield, Minnesota 55423
NOTICE OF 2022 REGULAR MEETING OF SHAREHOLDERS
Time:	9:00 a.m., Central Time, on Thursday, June 9, 2022
Place:	Online at www.virtualshareholdermeeting.com/BBY2022
Internet:	Submit pre-meeting questions online by visiting www.proxyvote.com and attend the Regular Meeting of Shareholders online at www.virtualshareholdermeeting.com/BBY2022
Items of Business:	1.	To elect the eleven director nominees listed herein to serve on our Board of Directors for a term of one year.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2023.
	3.	To conduct a non-binding advisory vote to approve our named executive officer compensation.
	4.	To transact such other business as may properly come before the meeting.
Record Date:	You may vote if you were a shareholder of Best Buy Co., Inc. as of the close of business on Monday, April 11, 2022.
Proxy Voting:	Your vote is important. You may vote via proxy as a shareholder of record:
	1.	By visiting www.proxyvote.com on the internet;
	2.	By calling (within the U.S. or Canada) toll-free at 1-800-690-6903; or
	3.	By signing and returning your proxy card if you have received paper materials.
For shares held through a broker, bank or other nominee, you may vote by submitting voting instructions to your broker, bank or other nominee.
Regardless of whether you expect to attend the meeting, please vote your shares in one of the ways outlined above.
By Order of the Board of Directors

Richfield, Minnesota	Todd G. Hartman
April 27, 2022	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE REGULAR MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 9, 2022:
This Notice of 2022 Regular Meeting of Shareholders and Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, are available at www.proxyvote.com.
Help us make a difference by eliminating paper proxy mailings to your home or business. As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet. On or about April 27, 2022, we mailed or otherwise made available to our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report. The Notice of Internet Availability also includes instructions to access your form of proxy to vote via the internet. Certain shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the internet or have been mailed paper copies of our proxy materials and proxy card.
Internet distribution of our proxy materials is designed to expedite receipt by our shareholders, lower the cost of the Regular Meeting of Shareholders and conserve precious natural resources. If you would prefer to receive paper proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive e-mail notification with instructions to access these materials via the internet unless you elect otherwise.
ATTENDING THE REGULAR MEETING OF SHAREHOLDERS
•
We invite you to attend the 2022 Regular Meeting of Shareholders (the “Meeting”) virtually. There will not be a physical meeting at the corporate campus. You will be able to attend the Meeting virtually, vote your shares electronically, and submit your questions during the Meeting by visiting: www.virtualshareholdermeeting.com/BBY2022 and following the instructions on your proxy card.

•	The Meeting starts at 9:00 a.m. Central Time.
•	You do not need to attend the Meeting online to vote if you submitted your vote via proxy in advance of the Meeting.
•	You can vote via telephone, the internet or by mail by following the instructions on your proxy card or voting instruction form provided by your broker, bank or other nominee.
•	A replay of the Meeting will be available on www.investors.bestbuy.com.

Dear Shareholders,
It is once again my honor to connect with you as Chairman of the Best Buy Board of Directors and to reflect on the past year on behalf of my fellow Board members, our CEO, Corie Barry, and members of management. The uncertainties and challenges of the past two years continue to strengthen the focus of the Board, CEO and management team on generating strong returns for our shareholders, and meeting the needs of our customers, employees, and communities with courage, conviction and compassion. This focus gives us purpose and direction, enabling the Board to oversee, guide and provide feedback to Corie and her team as they drive change and growth in Best Buy’s business in what remains a complicated operating environment.
These joint efforts are paying off, as evident in our year-end results. Fiscal 2022 was another record year for the Company, with increases in consolidated revenue, earnings and comparable sales growth. In fiscal 2022, we returned $4.2 billion to shareholders through share repurchases and dividends and recently increased our quarterly dividend by 26%. We are proud of these results and the flexibility they provide us. Our financial success enables us not only to acknowledge your faith in us in the form of meaningful shareholder returns but also to make long term investments in our communities. We have opened 47 Teen Tech Centers towards our goal of 100 by fiscal 2025, Best Buy placed in the Top 5 of Barron’s Most Sustainable Companies list for the past five years in a row and continues to rank on the CDP’s Climate A list for the fifth year. We also committed to spend at least $1.2 billion with diverse-owned businesses by 2025.
Best Buy is committed to making investments in our communities and our world through our environmental, social and governance (ESG) initiatives because we strongly believe that progress on these initiatives that we have chosen to pursue creates long-term shareholder value. This belief is borne out of both our own empirical results and thorough and objective research across industries. We invested in solar farms because it lowers the carbon footprint and also because it is generating a great direct return. We’ve invested in recycling electronics from our customers and in building outlet stores for that product because it reduces our waste, and it’s also a profitable activity. We invest in Teen Tech Centers to help teenagers who don’t have easy access to technology otherwise, and it’s creating a terrific future talent pipeline. These efforts to enact our values and responsibilities to our customers, employees, and communities are designed to help ensure the ongoing success and growth of our company. I am proud of the work Best Buy is doing in ESG - not just because we believe it is the right thing for the communities in which we operate - but because it generates strong returns for our shareholders.
Of course, we could not make these investments or achieve these shareholder returns without our incredible team of approximately 105,000 people. The Board understands and appreciates the difficulty of producing such strong results in the past two years. We recognize that the operating model has been changing at an unprecedented rate and that these changes create personal and business challenges for our Blue Shirts, supply chain, and headquarters. The goal for the Board, Corie, and the whole management team has been to lead in as thoughtful a way as possible, while maintaining the ability to move quickly and ensuring Best Buy thrives both as a place to build careers and as a generator of strong value for our shareholders. Thank you all for being part of this journey.
With gratitude for your confidence and support,

Patrick Doyle, Chairman of the Board

2022 Proxy Statement

CAUTIONARY STATEMENT PURSUANT TO THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this proxy statement on Schedule 14A are forward-looking statements and may be identified by the use of words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “foresee,” “outlook,” “plan,” “project” and other words and terms of similar meaning. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause our future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of our most recently filed Annual Report on Form 10-K for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this proxy statement on Schedule 14A. Our forward-looking statements speak only as of the date of this proxy statement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

2022 Proxy Statement

At our 2022 Regular Meeting of Shareholders, we are asking shareholders to vote on three key items. This section highlights information contained in other parts of this proxy statement. We encourage you to review the entire proxy statement for more detail on these items, as well as our Annual Report and our CEO’s Letter to Shareholders posted on our website at www.investors.bestbuy.com.
Items of Business for Vote at our Regular Meeting of Shareholders
This year, we are requesting your support for the following Items of Business:
Item Number	Item Description	Board Recommendation
1	Election of Directors	FOR Each Nominee
We have eleven director nominees standing for election this year. More information about our nominees’ qualifications and experience can be found starting on page 25.
2	Ratification of Appointment of our Independent Registered Public Accounting Firm	FOR
We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2023, as described on page 44.
3	Advisory Vote to Approve our Named Executive Officer Compensation	FOR

We are seeking, in an advisory capacity, approval by our shareholders of our named executive officer compensation, the “Say on Pay” vote. Our Compensation Discussion & Analysis (“CD&A”), which begins on page 46, describes our executive compensation programs and decisions for fiscal 2022.

Attending the Meeting
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our board members and executive officers will attend the Meeting and be available for questions. You may attend the Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting our virtual shareholder forum at: www.virtualshareholdermeeting.com/BBY2022 and following the instructions on your proxy card.
How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting or you may submit questions in real time during the Meeting through our virtual shareholder forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting and submitted questions should follow our Rules of Conduct in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.

1	2022 Proxy Statement

What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the Meeting, including the questions answered during the meeting, will be available on www.investors.bestbuy.com.
Additional information about how to vote your shares and attend our Meeting can be found in the General Information section of this proxy statement.
Corporate Governance
Our longstanding approach to corporate governance is to develop and implement principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance policies and practices, including the following:
Board Structure
•	Independent Chairman	•	All Independent Committees
•	Annual Director Elections	•	No Director Related Party Transactions
•	Robust Annual Board Evaluation Process	•	Director Overboarding Policy
•	Majority Vote for Directors	•	Director Retirement Policy

Shareholder Rights		Compensation
•	No Cumulative Voting Rights	•	Pay for Performance Compensation Programs
•	No Poison Pill	•	Annual Say-on-Pay Vote
•	Proxy Access By-Laws	•	Anti-Hedging and Anti-Pledging Policies
•	No Exclusive Forum/Venue or Fee-Shifting Provisions	•	Clawback Policy for both Cash and Equity Awards
•	No Supermajority Voting Provisions in our Articles of Incorporation (“Articles”)	•	Stock Ownership Guidelines for Directors and Executives
Additional information on our Corporate Governance policies and practices can be found in the Corporate Governance at Best Buy section of this proxy statement.

2022 Proxy Statement	2

Environment, Social & Governance
Our Board, with oversight by the Nominating, Corporate Governance and Public Policy Committee, is integrally involved in the Company’s environmental, social and governance (“ESG”) initiatives. We are an organization built upon values-driven leadership and we are focused on our purpose to enrich lives through technology. We continue to focus on issues in which we have the most significant impact, such as climate change, e-waste and the technology education gap. We are honored to be recognized for the progress we have made in building a better world with all of our stakeholders. Please see our annual ESG Report, available at www.Corporate.BestBuy.com/our-commitments/ under “About Us” for more details. We anticipate our Fiscal Year 2022 report will be published in June 2022.

ESG Recognition

Ethisphere
Named to Ethisphere's list of World's Most Ethical Companies for the 8th year

HRCF
Named a Best Place to Work for LGBTQ+ Equality for the 17th year

CNBC
Named to JUST Capital's JUST 100 list for the second time

MSCI Inc.
Rated AAA (highest possible) by MSCI ESG Research

Dow Jones
Included in Dow Jones Sustainability Index for the 11th year

CDP Worldwide
Named to CDP Climate A List for the 5th consecutive year; among the top 5% of companies reporting to CDP

FTSE 4 Good Index
Included in FTSE4Good Index for the 8th year

ISS Governance
Awarded Prime status on ISS-ESG Corporate Rating

Barron's
Ranked in the top five of *Barron's* Most Sustainable Companies for the fifth consecutive year

Newsweek
Named to America's Most Responsible Companies list for the third year

Additional information regarding our purpose and programs relating to our ESG efforts can be found in the Corporate Governance at Best Buy — Environment, Social & Governance section of this proxy statement.

3	2022 Proxy Statement

Item No. 1: Election of Directors
The following individuals are standing for election to our Board. The Board recommends a vote FOR each of the nominees. All nominees are current members of the Board.
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors and carefully assesses and plans for the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals. Our slate of director nominees reflects the strong results of these efforts.
					Committee Membership
Name	Age	Most Recent Employer	Director Since	Diversity	AC	CC	FC	NC	Other Public Boards
Corie Barry	47	CEO, Best Buy Co., Inc	2019	White Female					1
Lisa M. Caputo Independent	58	Executive Vice President, Marketing, Communications & Customer Experience Officer, The Travelers Companies, Inc.	2009	White Female		M		C	0
J. Patrick Doyle Independent Chairman	58	Executive Partner, The Carlyle Group	2014	White Male					0
David W. Kenny Independent	60	CEO, Nielsen	2013	White Male		C		M	1
Mario J. Marte Independent	46	Chief Financial Officer, Chewy, Inc.	2021	Hispanic/ Latinx Male	M (F)			M	0
Karen A. McLoughlin Independent	57	Chief Financial Officer (Former), Cognizant Technology Solutions Corporation	2015	White Female	M (F)		C		1
Thomas L. Millner Independent	68	CEO (Former), Cabela’s, Inc.	2014	White Male	C (F)			M	1
Claudia F. Munce Independent	62	Venture Advisor, New Enterprise Associates	2016	Asian Female	M		M		0
Richelle P. Parham Independent	54	President, Global E-Commerce & Business Development, Universal Music Group	2018	African American/ Black Female		M		M	2
Steven E. Rendle Independent	62	Chairman, President & CEO, VF Corp.	2021	White Male	M		M		1
Eugene A. Woods Independent	57	President & CEO, Atrium Health	2018	African American/ Black Hispanic/ Latinx Multi Racial Male		M	M		0
Key: AC = Audit Committee; CC = Compensation & Human Resources Committee; FC = Finance & Investment Policy Committee; NC = Nominating, Corporate Governance & Public Policy Committee; M = Member; C = Chair; (F) = Audit Committee Financial Expert

2022 Proxy Statement	4

Composition of Board Nominees

Gender diversity

45%
5 women

55%
6 men

Ethnic diversity

36%
4 of 11

Director tenure

0-3 years
4-6 years
7+ years

Independence

10 of 11 director nominees are independent

Mix of skills, qualifications and experience

Skill	Number
Business Operations	9
Chief Executive Officer	6
Corporate Governance	2
Customer Engagement / Marketing	8
Digital / E-commerce	9
ESG	3
Finance	7
Growth / Transformation	9
Healthcare	1
Investments / Venture Capital	4
Philanthropy / Non-Profits	11
Professional Services	2
Retail / Consumer Services	8
Technology	4

Additional information about each of our nominees and director qualification and nomination process can be found in Item of Business No. 1 — Election of Directors.
Item No. 2: Appointment of Independent Registered Public Accounting Firm
The Board recommends a vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2023.
Deloitte & Touche LLP (“D&T”) served as our auditors for fiscal 2022. Our Audit Committee has selected D&T to audit our financial statements for fiscal 2023 and is submitting its selection of our independent registered public accounting firm for ratification by the shareholders in order to ascertain the view of our shareholders on this selection. The following table summarizes the aggregate fees incurred for services rendered by D&T during fiscal 2022 and fiscal 2021. Additional information can be found in Item of Business No. 2 — Ratification of Appointment of our Independent Registered Public Accounting Firm.
Service Type	Fiscal 2022	Fiscal 2021
Audit Fees	$3,135,000	$2,973,000
Audit-Related Fees	1,034,000	368,000
Tax Fees	150,000	—
Total Fees	$4,319,000	$3,341,000
Item No. 3: Say-on-Pay: Advisory Vote to Approve Named Executive Officer Compensation
The Board recommends a vote FOR approval of our named executive officer (“NEO”) compensation.
Our shareholders have consistently strongly supported our executive compensation program. For the last five years, our average Say-on-Pay vote has been 95.4%. We believe this support reflects our strong pay-for-performance philosophy, our commitment to sound compensation policies, and our active engagement and open dialogue with our shareholders. The Compensation Committee regularly takes feedback received from shareholders into consideration when making decisions regarding our executive compensation program.

5	2022 Proxy Statement

Our executive compensation program contains the following elements:
Compensation Component	Key Characteristics	Purpose
Base Salary	Cash	Provide competitive, fixed compensation to attract and retain executive talent.
Short-Term Incentive	Cash award paid based on achievement of various performance metrics	Create a strong financial incentive for achieving or exceeding Company performance goals.
Long-Term Incentive	Stock options, performance-conditioned time-based restricted shares, time-based restricted shares and performance share awards	Create a strong financial incentive for increasing shareholder value, encourage ownership stake, and promote retention.
Pay is tied to performance. The majority of target executive compensation is not guaranteed and is based on performance metrics designed to drive shareholder value, as summarized below for the CEO and other NEOs (excluding the CEO).

FY 22 CEO Total Target Direct Compensation

Short-Term Incentive
19%
Base Salary
10%
71%
Long-Term Incentive
10%
90%
Fixed
Variable

FY 22 Named Executive Officers' Total Target Direct Compensation (Avg.)

Short-Term Incentive
32%
Base Salary
26%
42%
Long-Term Incentive
26%
74%
Fixed
Variable

Fiscal 2022 Short-Term Incentive Compensation Performance Components
Compensable Enterprise Operating Income
Enterprise Revenue
Shared Success: Employee and customer safety, financial strength, and strategic progress

Fiscal 2022 Long-Term Incentive Compensation Performance Components
3-Year Total Shareholder Return • Relative to the S&P 500

Additional information can be found in Item of Business No. 3 — Advisory Vote to Approve Named Executive Officer Compensation and the Compensation Discussion and Analysis sections of this proxy statement.

2022 Proxy Statement	6

BEST BUY CO., INC.
7601 Penn Avenue South
Richfield, Minnesota 55423
PROXY STATEMENT
REGULAR MEETING OF SHAREHOLDERS — JUNE 9, 2022
GENERAL INFORMATION
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board”) of Best Buy Co., Inc. (“Best Buy,” “we,” “us,” “our” or the “Company”) to be voted at our 2022 Regular Meeting of Shareholders (the “Meeting”) to be held virtually on Thursday, June 9, 2022, at 9:00 a.m., Central Time, at www.virtualshareholdermeeting.com/BBY2022 or at any postponement or adjournment of the Meeting. On or about April 27, 2022, we mailed or made available our proxy materials, including the proxy statement, our Annual Report and form of proxy or the Notice of Internet Availability.
Background
What is the purpose of the Meeting?
At the Meeting, shareholders will vote on the items of business outlined in the Notice of 2022 Regular Meeting of Shareholders (“Meeting Notice”) included as the cover page to this proxy statement. In addition, management will provide a brief update on our business and respond to questions from shareholders.
Why did I receive this proxy statement and a proxy card or the Notice of Internet Availability?
You received this proxy statement and a proxy card or the Notice of Internet Availability because you owned shares of Best Buy common stock as of April 11, 2022, the record date for the Meeting and are entitled to vote on the items of business at the Meeting. This proxy statement describes the items of business that will be voted on at the Meeting and provides information on these items so that you can make an informed decision.
How can I attend the Meeting?
You can attend the meeting online by logging on to www.virtualshareholdermeeting.com/BBY2022 and following the instructions provided on your proxy or notice card.
How will the Meeting be conducted?
The Meeting will be conducted online, in a fashion similar to an in-person meeting. Our board members and executive officers will attend the Meeting and be available for questions. You will be able to attend the Meeting online, vote your shares electronically, and submit your questions during the Meeting by visiting our virtual shareholder forum at: www.virtualshareholdermeeting.com/BBY2022 and following the instructions on your proxy card.
How can I ask questions during the Meeting?
Questions may be submitted prior to the Meeting through our virtual shareholder forum at www.virtualshareholdermeeting.com/BBY2022, or you may submit questions in real time during the meeting through the forum. We are committed to acknowledging questions we receive in the time allotted. We will allot approximately fifteen minutes for questions during the Meeting and submitted questions should follow our Rules of Conduct for the meeting in order to be addressed during the Meeting. If we are unable to answer your question during the Meeting due to time constraints, you are encouraged to contact the Best Buy Investor Relations department at investorrelations@bestbuy.com. Our Rules of Conduct are posted on the forum.
What can I do if I need technical assistance during the Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

7	2022 Proxy Statement

If I can’t attend the Meeting, can I vote or listen to it later?
You do not need to attend the online Meeting to vote if you submitted your vote via proxy in advance of the meeting. A replay of the Meeting, including the questions answered during the meeting, will be available on www.investors.bestbuy.com.
Who may vote?
In order to vote at the Meeting, you must have been a shareholder of record of Best Buy as of the close of business on Monday, April 11, 2022, which is the record date for the Meeting. If your shares are held in “street name” (that is, through a bank, broker or other nominee), you will receive instructions from the bank, broker or nominee that you must follow in order for your shares to be voted as you choose.
When is the record date?
The Board has established the close of business on Monday, April 11, 2022, as the record date for the Meeting.
How many shares of Best Buy common stock are outstanding?
As of the record date, there were 224,967,724 shares of Best Buy common stock outstanding. There are no other classes of capital stock outstanding.
Voting Procedures
What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote:
Item	Vote Required	Voting Options	Board Recommendation(1)	Broker Discretionary Voting Allowed(2)	Impact of Abstain Vote
Item 1 - The election of the 11 director nominees listed in this proxy statement	The affirmative vote of a majority of votes cast with respect to the director.	“FOR” “AGAINST” “ABSTAIN”	FOR	No	None
Item 2 – The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2023
The affirmative vote of a majority of the voting power of the shares present in person or represented by proxy and entitled to vote on this item of business or, if greater, the vote required is a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Annual Meeting.
			FOR	Yes	Against
Item 3 - The non-binding advisory vote to approve our named executive officer compensation			FOR	No	Against
(1)	If you are a record holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.
(2)
A broker non-vote will not count as a vote for or against a director and will have no effect on the outcome of the election of the 11 director nominees disclosed in this proxy statement. A broker non-vote will have no effect on Items 2 and 3 unless a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum at the Meeting is required in order to approve the item as described in the “Vote Required” column above, in which case a broker non-vote will have the same effect as a vote “Against”.

2022 Proxy Statement	8

How do I vote?
If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:
•	Via the internet at www.proxyvote.com;
•	By telephone (within the U.S. or Canada) toll-free at 1-800-690-6903;
•	By mail, by signing and returning the enclosed proxy card if you have received paper materials; or
•	By attending the virtual Meeting and voting online at www.virtualshareholdermeeting.com/BBY2022.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee.
If you wish to vote by telephone or via the internet, you must do so before 11:59 p.m., Eastern Time, on Wednesday, June 8, 2022. After that time, telephone and internet voting on www.proxyvote.com will not be permitted and any shareholder of record wishing to vote thereafter must vote online during the Meeting. Shareholders of record will be verified online by way of the personal identification number included on your proxy or notice card. Voting by a shareholder during the Meeting will replace any previous votes submitted by proxy.
We have made all proxy materials available via the internet. However, you may opt to receive paper copies of proxy materials, at no cost to you, by following the instructions contained in the Notice of Internet Availability that we have mailed to most shareholders. We encourage you to take advantage of the option to vote your shares electronically through the internet or by telephone. Doing so will result in cost savings for the Company.
How are my voting instructions carried out?
When you vote via proxy, you appoint the Chairman of the Board, J. Patrick Doyle, and the Secretary of the Company, Todd G. Hartman (collectively, the “Proxy Agents”), as your representatives to vote at the Meeting. The Proxy Agents will vote your shares at the Meeting, or at any postponement or adjournment of the Meeting, as you have instructed them on the proxy card. If you return a properly executed proxy card without specific voting instructions, the Proxy Agents will vote your shares in accordance with the Board’s recommendations as disclosed in this proxy statement. If you submit a proxy, your shares will be voted regardless of whether you attend the Meeting. Even if you plan to attend the Meeting, it is advisable to vote your shares via proxy in advance of the Meeting in case your plans change.
If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.
How many votes do I have?
You have one vote for each share you own, and you can vote those shares for each item of business to be addressed at the Meeting.
How many shares must be present to hold a valid Meeting?
For us to hold a valid Meeting, we must have a quorum. In order to have a quorum, a majority of the outstanding shares of our common stock that are entitled to vote need to be present or represented by proxy at the Meeting. Your shares will be counted as present at the Meeting if you:
•	Vote prior to the Meeting via the internet or by telephone;
•	Properly submit a proxy card (even if you do not provide voting instructions); or
•	Vote while attending the Meeting online.
Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for purposes of determining a quorum.

9	2022 Proxy Statement

What if I change my mind after I vote via proxy?
If you are a shareholder of record, you may revoke your proxy at any time before your shares are voted by:
•	Submitting a later-dated proxy prior to the Meeting (by mail, internet or telephone);
•	Voting online during the Meeting (attendance will not, by itself, revoke a proxy); or
•	Providing written notice of revocation to Best Buy’s Secretary at our principal office at any time before your shares are voted.
If your shares are held in a brokerage account by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee.
Who will count the vote?
Representatives of Broadridge will tabulate the vote and act as the inspector of elections.
Where can I find the voting results of the Meeting?
We plan to publish the final voting results in a Current Report on Form 8-K (“Form 8-K”) filed within four business days after the date of the Meeting. If final voting results are not available within the four business day timeframe, we plan to file a Form 8-K disclosing preliminary voting results within the required four business days, to be followed as soon as practicable by an amendment to the Form 8-K containing final voting results.
Proxy Solicitation
How are proxies solicited?
We expect to solicit proxies primarily by internet and mail, but our directors, officers, other employees and agents may also solicit proxies in person, by telephone, through electronic communication and by facsimile transmission. We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of shareholders forward the Notice of Internet Availability and, as applicable, the proxy materials and Annual Reports themselves, to the beneficial owners of our common stock. Our directors and employees do not receive additional compensation for soliciting shareholder proxies. We have retained Georgeson Inc. as our proxy solicitor for a fee estimated to be $17,000, plus reimbursement of out-of-pocket expenses.
Who will pay for the cost of soliciting proxies?
We pay all of the costs of preparing, printing and distributing our proxy materials. We will reimburse brokerage firms, banks and other representatives of shareholders for reasonable expenses incurred as defined in the NYSE schedule of charges in connection with proxy solicitations.
How can multiple shareholders sharing the same address request to receive only one set of proxy materials and other investor communications?
You may elect to receive future proxy materials, as well as other investor communications, in a single package per address. This practice, known as “householding,” is designed to reduce our paper use and printing and postage costs. To make the election, please indicate on your proxy card under “Householding Election” your consent to receive such communications in a single package per address. Once we receive your consent, we will send a single package per household until you revoke your consent or request separate copies of our proxy materials by notifying our Investor Relations Department in writing at 7601 Penn Avenue South, Richfield, MN, 55423, or by telephone at 612-291-6147. We will start sending you individual copies of proxy materials and other investor communications following receipt of your revocation.
Can I receive the proxy materials electronically?
Yes. All shareholders may access our proxy materials electronically via the internet. We encourage our shareholders to access our proxy materials via the internet because it reduces the expenses for, and the environmental impact of, our shareholder meetings. You may opt to receive paper copies of proxy materials, including our Annual Report, proxy statement and proxy card at no cost to you, by following the instructions on your Notice of Internet Availability.

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An electronic version of this proxy statement is posted on our website at www.investors.bestbuy.com.
Additional Information
Where can I find additional information about Best Buy?
Our reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about Best Buy. You can find these reports and additional information about us on our website at www.investors.bestbuy.com.

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CORPORATE GOVERNANCE AT BEST BUY
Our Board is committed to developing and implementing corporate governance principles that: (1) enable the success of our strategy and business objectives; (2) are rooted in a robust ongoing dialogue with our shareholders; and (3) are inspired by best practices. Consistent with this approach, we continue to build upon a strong framework of corporate governance practices. Shareholder perspectives play an important role in that process. Some key aspects of our current Board and governance structure and practices are as follows:
Board Leadership & Composition
•	Our Board is currently led by an independent Chairman. A Lead Independent Director ensures independent oversight of management whenever our Chairman is not independent.
•	All of our director nominees, other than the CEO, are independent.
•	Our Board places an emphasis on diverse representation among its members. Five of our eleven director nominees are women and four of our eleven nominees are ethnically diverse.
•	The average tenure of our director nominees is approximately 5.8 years, with a balance of skills, new perspectives and historical knowledge.
•	All Committees are comprised exclusively of independent directors.
•
Our directors are required to retire at the expiration of their term during which they reach the age of 72, and must tender their resignation for consideration: (a) five years after ceasing the principal career they held when they joined our Board, (b) when their principal employment, public company board membership or other material affiliation changes, and (c) if they receive less than a majority of votes cast for his or her election.

Board Accountability
•
We conduct a robust annual Board, individual director and CEO evaluation process, and periodically engage an independent third party to provide independent assessments of Board and director performance. The next independent consultant-managed evaluation and assessment is currently underway for fiscal 2023.

•	None of our directors are involved in a material related party transaction.
•	Our directors and officers are prohibited from hedging and pledging Company securities.
•	Our directors and executive officers are required to comply with stock ownership guidelines.
•	Our Board has adopted Corporate Governance Principles as part of its commitment to good governance practices. These principles are available on our website at www.investors.bestbuy.com.
Shareholder Rights & Engagement
•	We have never adopted a shareholder rights plan (commonly known as a “Poison Pill”).
•	We have proxy access provisions consistent with market practice (3/3/20/20).
•	We have no exclusive forum/venue or fee-shifting provisions.
•	We have no cumulative voting rights and our only class of voting shares is our common stock.
•	A shareholder(s) holding 10% of the voting shares of our stock may call a special meeting (or 25% if the special meeting relates to a business combination or change in our Board composition).
•	We do not have supermajority shareholder vote requirements in our Articles.
•	We regularly engage with shareholders to solicit feedback, address questions and concerns and provide perspective on Company policies and practices.
In this section of our proxy statement, we provide detail on specific aspects of our Corporate Governance program, policies and practices, as well as additional information on the operations and composition of our Board.
Board Leadership
During fiscal 2022, our Board was led by our independent Chairman, Mr. Doyle. In March 2022, the Board appointed Mr. Doyle to continue his service as Chairman for fiscal 2023. Additional leadership roles continue to be filled by other directors, all of whom are independent and play an active role in our strategic planning, risk oversight and governance.
Under our Corporate Governance Principles, in circumstances where the Chairperson of the Board is not independent, the Board considers it to be useful and appropriate to designate a Lead Independent Director to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as

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the Board may determine. Our Lead Independent Director is nominated by the Nominating, Corporate Governance and Public Policy Committee, and final selection is subject to ratification by the vote of a majority of the independent directors on the Board. The Lead Independent Director serves for an annual term beginning at the Board meeting following the first regular meeting of shareholders at which directors are elected.
The Board leadership duties and responsibilities are outlined below and in our Corporate Governance Principles, which are also posted online at www.investors.bestbuy.com.
Our Chairman is responsible for:
•	Setting the agenda for Board meetings (in partnership with the CEO) and presiding over and leading discussion at meetings of the full Board;
•	Presiding over the Company’s regular meeting of shareholders;
•
Presiding at executive sessions of independent directors, which take place at each regular Board meeting (when there is no independent Chairman, the Lead Independent Director is responsible for this duty);

•	Setting the Board meeting calendar and leading oversight activities of the Board;
•	Overseeing the Company’s strategic planning process to create alignment with the Board and management and supporting execution of the strategy;
•	Assisting the Board with its oversight of the Company’s risks;
•	Speaking on behalf of the Company to both internal and external stakeholders, as appropriate; and
•	Serving as the Board’s liaison to management.
In times when our Chairman is not independent, our Lead Independent Director performs the following duties:
•	Partners with the Chairman (and CEO) to set the Board meeting agenda;
•	Presides at all Board meetings at which the Chairman is not present;
•	Calls additional meetings of the independent directors, as appropriate;
•	Serves as a liaison between the independent directors and our stakeholders by being available for direct consultation and communication;
•	Provides ongoing counsel to the Chairman regarding key items of business and overall Board functions; and
•	Performs any other duties requested by the Board, the independent directors or the Chairman.
Board Composition
The Board seeks a wide range of experience and expertise from a variety of industries and professional disciplines in its directors. It carefully assesses the director skill sets, qualifications and diverse perspectives required to support the Company’s long-term strategic goals, and for an orderly succession and transition of directors, as evidenced by the composition changes over the past seven years. We believe our Board should be composed of individuals with highly relevant skills, independence, integrity, sound judgment, proven records of accomplishments and diverse genders, ethnicities, ages and geographic locations. In addition, the Board emphasizes independent voices and adding new perspectives to its membership. Ten of our eleven director nominees are independent, and the average tenure of our director nominees is 5.8 years. More information regarding our Director Qualification Standards and Director Nomination Process can be found within Item 1 of this proxy statement.
Director Independence
Pursuant to our Corporate Governance Principles, the Board has established independence standards consistent with the requirements of the SEC and NYSE. To be considered independent under the NYSE rules, the Board must affirmatively determine that a director or director nominee does not have a material relationship with us (directly, or as a partner, shareholder or officer of an organization that has a relationship with us). In addition, each member of the Compensation and Human Resources Committee must meet a standard of “enhanced independence” such that the Board must consider the source of compensation of the director and whether the director is affiliated with us or one of our subsidiaries to determine whether there are any factors that would materially affect a director’s ability to be independent, specifically in regard to their duties as a Compensation and Human Resources Committee member.

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Our Director Independence Guidelines, consistent with the NYSE rules, generally provide that no director or director nominee may be deemed independent if the director or director nominee:
—	has in the past three years:
•
received (or whose immediate family member has received as a result of service as an executive officer) more than $120,000 during any 12-month period in direct compensation from Best Buy, other than director and committee fees and certain pension payments and other deferred compensation;

•	been an employee of Best Buy;
•	had an immediate family member who was an executive officer of Best Buy;
•
personally worked on (or whose immediate family member has personally worked on) our audit as a partner or an employee of our internal or external auditors or independent registered public accounting firm; or

•	been (or whose immediate family member has been) employed as an executive officer of another company whose compensation committee at that time included a present executive officer of Best Buy; or
—	is currently:
•
a partner or employee of our independent registered public accounting firm, or a director whose immediate family member is a partner of such firm or is employed by such firm and personally works on our audit; or

•
an employee (or has an immediate family member who is an executive officer) of another company that has made payments to Best Buy, or received payments from Best Buy, for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Under our director independence standards described above, the Board has determined that each director who served during any part of fiscal 2022 and each director nominee is independent, with the exception of Ms. Barry, our CEO. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships and on discussions with our directors.
As part of its independence analysis, the Board reviewed our relationships with companies with which our directors are affiliated. As part of that review, the Board considered our relationship with Nielsen, a company affiliated with Mr. Kenny. Mr. Kenny, a director since September 2013, serves as CEO and a director of Nielsen. Since 1999, Nielsen has provided us with data analytics services. The amounts we have paid to Nielsen were less than 2% of the annual consolidated gross revenues of Nielsen for each of the past three fiscal years. In addition, Mr. Kenny did not influence or participate in negotiating our agreements with Nielsen. The Board determined that the Company’s relationship with Nielsen was not material and did not impair Mr. Kenny’s independence.
Board Meetings and Attendance
During fiscal 2022, the Board held four regular meetings. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and committees on which he or she served. Directors are required to attend our regular meetings of shareholders, and all of our director nominees that were then directors attended the 2021 Meeting either in-person or virtually.
Executive Sessions of Independent Directors
Our independent directors, led by Mr. Doyle, meet in executive sessions of independent directors during each regularly scheduled Board meeting. Independent directors use these sessions as a forum for open discussion about the Company, our senior management, and any other matters they deem appropriate.

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Committees of the Board
The Board has four committees: Audit, Compensation and Human Resources (the “Compensation Committee”), Finance and Investment Policy, and Nominating, Corporate Governance and Public Policy (the “Nominating Committee”). The charters for each committee are posted on our website at www.investors.bestbuy.com. The charters are reviewed annually and include information regarding each committee’s composition, purpose and responsibilities.
The Board has determined that all members of the Audit Committee, Compensation Committee and Nominating Committee are independent as defined under the SEC and NYSE rules. The Board has also determined that, during fiscal 2022, three of the five members of the Audit Committee qualified as audit committee financial experts under SEC rules, and that each of the members of the Audit Committee has accounting and related financial management expertise in accordance with the NYSE listing standards.
The key responsibilities, fiscal 2022 membership and number of meetings held in fiscal 2022 for each committee are set forth below:
Committee	Key Responsibilities		Committee Members	Number of Meetings held in Fiscal 2022
Audit	•	Assists the Board in its oversight of:	Thomas L. Millner*† Mario J. Marte† Karen A. McLoughlin† Claudia F. Munce Steven E. Rendle	9
• the integrity of our financial statements and financial reporting processes;
• our internal accounting systems and financial and operational controls;
• the qualifications and independence of our independent registered public accounting firm;
• the performance of our internal audit function and our independent registered public accounting firm; and
•
our legal compliance and ethics programs, including our legal, regulatory and risk oversight requirements, and the major risks facing the Company (including risks related to finance, operations, privacy and cyber-security), related party transactions and our Code of Ethics.

	•	Is responsible for the preparation of a report as required by the SEC to be included in this proxy statement.
Compensation & Human Resources	•	Determines executive officer compensation and executive officer and director compensation philosophies, evaluates the performance of our CEO, approves CEO and executive officer compensation, and oversees preparation of a report as required by the SEC to be included in this proxy statement.	David W. Kenny* Lisa M. Caputo Richelle P. Parham Eugene A. Woods	5
	•	Reviews and recommends director compensation for Board approval.
	•	Is responsible for succession planning and compensation-related risk oversight.
	•	Approves and oversees the development and evaluation of equity-based and other incentive compensation and certain other employee benefit plans.
	•	Oversees the development of an inclusive and diverse Company culture.

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Committee	Key Responsibilities		Committee Members	Number of Meetings held in Fiscal 2022
Finance & Investment Policy	•	Provides oversight of, and advises the Board regarding, our financial policies and financial condition to help enable us to achieve our long-range goals.	Karen A. McLoughlin* Claudia F. Munce Steven E. Rendle Eugene A. Woods	5
	•
Oversees, evaluates and monitors the: (i) protection and safety of our cash and investments; (ii) achievement of reasonable returns on financial assets within acceptable risk tolerance; (iii) maintenance of adequate liquidity to support our activities; (iv) assessment of the cost and availability of capital; and (v) alignment of our strategic goals and financial resources.

	•	Is responsible for approving certain significant contractual obligations.
Nominating, Corporate Governance & Public Policy	•	Identifies and recommends director nominees, reviews and recommends corporate governance principles to the Board, and oversees the evaluation of the performance of the Board and its committees.	Lisa M. Caputo* David W. Kenny Mario J. Marte Thomas L. Millner Richelle P. Parham	5
	•	Assists the Board with general corporate governance, including Board organization, membership, training and evaluation.
	•	Oversees public policy, corporate responsibility and related environmental, social and governance matters.
*	Chair
†	Designated as an “audit committee financial expert”

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Board Risk Oversight
In addition to its responsibilities as set forth above, the Board and its committees take an active role in the oversight of various risks to the Company. These risk oversight responsibilities are set forth below.

Risk Oversight

The Board

The Board is responsible for oversight of enterprise risk. It considers enterprise risk factors as critical in its review of business strategy and performance and ensures that there is an appropriate balance of risk and opportunity. Key strategic risk factors include the competitive environment, workforce development, and global trade issues, among others. Risks reviewed by Board committees are escalated to the full Board as necessary.

Committees

Audit

Oversees risks associated with our financial reporting processes, legal and regulatory compliance, data privacy and security, cyber-security, and other operational matters.

Compensation

Oversees risks associated with our compensation programs, benefits and management succession.

Finance & Investment Policy

Oversees risks associated with our investment portfolio, capital markets, and liquidity.

Nominating

Oversees risks associated with our Board processes, corporate governance, public policy, environmental and social responsibility.

Management

Management is responsible for day-to-day risk management processes, including assessing and taking actions necessary to manage risk incurred in connection with our business operations. Management also reviews, assesses and quantifies enterprise risks on an ongoing basis in support of the Board and each Committee's oversight responsibilities.

In fiscal 2020, a management risk committee comprised of the CEO and her direct reports was formed to assess and align on top risks faced by the Company. Management also adopted a value-based risk model to enable consistent evaluation of risks and opportunities across the organization. The Audit Committee oversees management’s processes to identify and quantify the material risks that we face. Our Chief Compliance Officer is a direct liaison to the Audit Committee on our risk oversight processes and procedures. In connection with its risk oversight role, the Audit Committee meets privately with representatives of our independent registered public accounting firm, the Chief Risk Officer, the Chief Compliance Officer, our internal audit staff and our legal staff. Our internal audit staff, which reports directly to the Audit Committee at least quarterly, assist management in identifying, evaluating and implementing controls and procedures to address identified risks.
ESG Risk Oversight. Given the depth and breadth of risks relating to environmental, social and governance (“ESG”) matters, including with respect to inclusion, equity and diversity, we share responsibility for such risks across the entire Board and all of its committees, leveraging the risk oversight expertise of each Board committee based on subject matter.
The Audit Committee plays a significant role in the oversight of our ESG risks related to compliance, including ethics and environmental and safety audits. The Audit Committee also receives regular quarterly updates on the Company’s cyber/information security programs, assessment of cyber threats and defenses and customer privacy protection initiatives. In addition, Ms. Munce, a member of the Audit Committee, is certified by the National Association of Corporate Directors in Cybersecurity Oversight.

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The Compensation Committee oversees the Company’s human capital management and inclusion and diversity-related risks through a rigorous regular review of the Company’s strategies and programs. This includes overall employee wellness and engagement in these areas, employee benefit plan compliance, leadership succession planning, and wage, retention and hiring programs. The Committee also works closely with the Company’s Chief Diversity Officer to assess the effectiveness of such programs in alignment with the Company’s core values. In 2020, the Board approved changes to the Compensation Committee’s charter to reflect its oversight of the Company’s development and maintenance of an inclusive and diverse culture.
The Finance & Investment Policy Committee focuses on the risks of the Company’s ESG-related financial investments and commitments, such as our recent solar energy investment. The Committee reviews the financial risks and projected outcomes to ensure such investments align with our ESG objectives.
The Nominating Committee manages its oversight of the Company’s governance, ESG strategy and ESG reputational risks by way of quarterly discussions with management and regular quarterly updates of our environmental goals and progress, social responsibility programs and initiatives, and public policy positions and advocacy.
The Board oversees ESG risks as part of its oversight of our business, strategy and enterprise risk management. Each committee provides an update to the full Board on matters discussed and reviewed in its meeting held prior to the Board meeting, including with respect to ESG risks. In addition, our Board has a dedicated annual strategic planning meeting with senior management and receives quarterly strategic updates, where topics relating to ESG matters, such as inclusion and diversity goals, customer strategy, human capital strategy and safety goals are discussed. The Board reviews these topics and their related risks to ensure that they advance the Company’s strategy. Finally, the Board Chair, the CEO and the Chairs of each Board Committee meet separately to review changes in the Company’s enterprise risk portfolio, including changes to ESG risks, and discuss any additional Board or management action needed to help oversee and manage these risks.
Compensation Risk Assessment
In connection with their oversight of compensation-related risks, Compensation Committee members annually review the most important enterprise risks to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. As in past years, the review process in fiscal 2022 identified our existing risk management framework and the key business risks that may materially affect us, reviewed our compensation plans and identified those plans that are most likely to impact these risks or introduce new risks, and balanced these risks against existing processes and compensation program safeguards. The review process also took into account mitigating features contained within our compensation plan design, which includes elements such as: metric-based pay, time-matching performance periods, payment for outputs, goal diversification, stock ownership guidelines, payment caps, and our clawback policy.
The Compensation Committee also considered additional controls outside of compensation plan design which contribute to risk mitigation, including the independence of our performance measurement teams and our internal control environment.
Based upon the process we employed, the Compensation Committee determined that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on the Company.
Board Evaluation Process
Our Nominating Committee oversees the Board’s composition, effectiveness, accountability and evaluation of the performance of the Board, its committees and individual directors. On an annual basis, members of the Board complete a questionnaire evaluating the performance of the Board as a whole, each member’s respective committee and the performance of the Chairman and Lead Independent Director (if one has been appointed). Directors are asked about roles and responsibilities, as well as more general performance-related questions. The Nominating Committee reviews the results of these questionnaires and determines whether the results warrant any action. The results and any proposed actions are then shared with the full Board for further discussion and approval of final action plans.
The Chair of our Nominating Committee and the Board Chairman also review each individual director’s contributions to the Board during the past year and his or her performance against the director qualification standards and Board needs. The Nominating Committee also annually reviews the skills and qualifications of each Board member and the

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strategic goals of the Company to determine whether the skill sets of the individual directors on the Board continue to support the Company’s long-term strategic goals. This process is utilized by the Nominating Committee to assess whether a director should continue to serve on the Board and stand for re-election at the next Regular Meeting of Shareholders and to otherwise address Board composition needs.
In addition to the annual evaluation process, the Nominating Committee engaged an independent third-party consultant in fiscal 2017 and fiscal 2020 to conduct individual interviews with each director and certain senior executives and perform a comprehensive analysis of the Board’s overall effectiveness. The next independent consultant-managed evaluation and assessment is currently underway for fiscal 2023.
CEO Evaluation Process
Our Compensation Committee conducts a robust annual CEO evaluation process, consisting of both a performance review and a compensation analysis. The performance evaluation component includes an assessment of the Company’s performance in light of set objectives, personal interviews with the individual Board members and the CEO’s direct reports, and feedback evaluations provided by several individuals who interact with the CEO. Separately, the Compensation Committee’s compensation consultant conducts extensive market research. CEO compensation market data is collected from Fortune 100 companies, our peer group, and a retail-industry focused subset of our peer group to ensure both market competitiveness and appropriateness of our CEO’s compensation relative to her peers. The Compensation Committee’s independent consultant reviews the market data and provides its recommendations to the Compensation Committee. Once all of the relevant performance and compensation data has been collected, the Compensation Committee meets in executive session to discuss the CEO performance evaluation results and CEO compensation. After reviewing all of the collected data regarding performance, the Compensation Committee makes its decision regarding CEO compensation for the forthcoming year. The Compensation Committee then provides its final assessment on CEO performance and decision regarding CEO compensation to the Board for discussion during executive session. Our CEO abstains from participating in all related discussions of the Compensation Committee and Board prior to delivery of the final assessment.
Director Orientation and Continuing Education
Our Nominating Committee oversees the orientation and continuing education of our directors. Director orientation familiarizes directors with our strategic plans, significant financial, accounting and risk management issues, compliance programs, policies, principal officers, internal auditors and our independent registered public accounting firm. The orientation also addresses Board procedures, director responsibilities, our Corporate Governance Principles and our Board committee charters. Each of our new directors attended a director orientation following their appointment.
We also offer continuing education programs and provide opportunities to attend commercial director education seminars outside of the Company to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments.
In fiscal 2022, the Board conducted its annual continuing education seminar for the full Board in September 2021, focusing on institutional investor perspectives on ESG initiatives and priorities.
Anti-Hedging and Anti-Pledging Policies
Our executive officers and Board members are prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account. In addition, all employees and Board members are prohibited from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise.
Director Stock Ownership
Our stock ownership guidelines require each of our non-management directors to own 10,000 shares and to hold 50% of their granted equity until that ownership target is met. Directors are required to hold all restricted stock units granted to them during their Board tenure until their service on the Board ends. In fiscal 2022, all of our non-management directors were in compliance with the ownership guidelines. Our stock ownership guidelines for executive officers are discussed in the Executive and Director Compensation — Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation section.

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Shareholder Engagement
A key part of our corporate governance program is our annual shareholder engagement process. We regularly engage with our shareholders on a variety of topics throughout the year to ensure we are addressing their questions and concerns, to seek input and to provide perspective on Company policies and practices. Our typical engagement follows a seasonal cycle, as outlined below.

We have taken several actions in prior years in consideration of shareholder feedback elicited during this process, including: the elimination of the supermajority shareholder vote requirements in our Articles, adoption of proxy access, declassification of our Board, the determination to hold the advisory vote on our executive compensation on an annual basis, adjustments to the director appointments on our Board committees, and the development of our corporate social responsibility program and reporting. We also continue to facilitate direct shareholder communication with management and members of our Board and the ability to easily access and obtain information regarding our Company on our website at www.investors.bestbuy.com. Please see the Executive and Director Compensation — Introduction section for more information regarding actions taken as a result of shareholder feedback received regarding our prior year’s executive compensation decisions.
Environment, Social & Governance
We strive to be a good corporate citizen in all of our interactions with stakeholders, including customers, employees, vendor partners, shareholders, the environment and communities in which we operate. Here are several ways we reflect this approach in the management of the Company’s environmental, social and governance initiatives:
Company Purpose & Vision
Our purpose — to enrich lives through technology — is more relevant today than ever. This purpose is enduring, and we have used it to hone our five-year vision: “We personalize and humanize technology solutions for every stage of life.” We believe that having our employees focused on our Company’s purpose and finding ways to connect it to their individual purpose is a key driver of both performance and sustainability.

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Environmental Sustainability
We maintain our leadership role in addressing climate change. We have achieved significant progress toward our carbon emissions reduction goal of 75% by 2030 (over a 2009 baseline), from both operational reductions and renewable sourcing. We are committed to being carbon neutral across our operations by 2040. We also made additional investments in solar energy, bringing our total to four projects, that are expected to produce approximately 1.5 million megawatt hours of clean electricity per year.
We also have a goal to help our customers reduce carbon emissions by 20% by 2030 (over a 2017 baseline), which we estimate will save them $5 billion on utility bills by putting greater emphasis on ENERGY STAR® electronics, appliances and other energy saving devices.
In 2021, our Reverse Logistics Center in Chino, California earned Best Buy’s first TRUE certification for zero waste and we are pursuing certification at three more distribution centers this year.
Additionally, water and waste reduction are important facets of our environmental strategy across our operations. We have set goals to achieve 85% waste diversion and 15% water reduction by 2025 (over a 2019 baseline).
We are driving the circular economy forward by influencing the sustainable design and material sourcing for products and packaging, providing product repair and trade-ins, responsibly recycling, and reducing waste in our operations and for our customers. In fact, over two million products found a second life through trade-in, Geek Squad and Best Buy outlets in 2021. We continue to operate the most comprehensive consumer electronics and appliances takeback program in the U.S. In 2021, we collected more than 192 million pounds of consumer electronics and appliances for recycling, bringing our total to more than 2.5 billion pounds.
We are proud to be named to the CDP Climate A List for the fifth consecutive year, which recognizes the top companies worldwide impacting climate change, as well as transparency in reporting. In addition to CDP, Best Buy utilizes the Task Force on Climate-Related Financial Disclosures (TCFD) framework to report climate data. This can be found in our fiscal 2021 ESG Report.
Human Rights and Responsible Sourcing
We are committed to respecting and advancing human rights through our alignment with the United Nations Guiding Principles on Business and Human Rights. Further, across all of the products and services we procure, we seek to mitigate risk, enhance the partnership with our suppliers and create value for all stakeholders through our Responsible Supply Chain Program. We are active members of the Responsible Business Alliance, which allows us to partner with many of the brands we sell, including Apple, Intel, Microsoft and Samsung. Collectively, we embrace a common Supplier Code of Conduct and audit methodology that creates business value by improving working and environmental conditions in the supply chain. Our Responsible Supply Chain Program has expanded from only private label manufacturing to certain branded vendors, as well as a pilot group of indirect vendors.
Community Impact
We are committed to supporting teens from disinvested communities in building brighter futures through technology, training, and mentorship. The primary way we do this is through our network of Best Buy Teen Tech Centers, places where teens can develop critical skills through hands-on activities that explore their interests in a variety of areas, such as software engineering, filmmaking, 3D design and music production. Teens gain exposure to new career possibilities and benefit from positive adult and peer relationships. Together with our partners, we are building a network of 100 Best Buy Teen Tech Centers across the country by 2025. We are currently serving teens at 47 Best Buy Teen Tech Centers.
In 2021 we invited our customers to join us in supporting our Best Buy Teen Tech Center initiative via a donation-based campaign. This campaign sought to educate customers about Best Buy Teen Tech Centers and allowed them to make a tax-deductible donation when making a purchase, including at a Best Buy store, BestBuy.com or the Best Buy App. Between July and October, customers contributed more than $5.5 million to help support local Best Buy Teen Tech Centers.

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Diversity, Equity & Inclusion
We are creating a more inclusive future, both inside our company and in our communities. Last year, we set employee diversity goals to be attained by 2025 and affirm our commitment to continued progress.
We are pleased to report the following progress in fiscal 2022:
•	We filled 37% of new, salaried corporate positions with Black, Indigenous and people of color (BIPOC) employees, which surpasses our goal to fill one of three positions; and
•	We filled 26% of new, salaried field positions with female employees, which is considerable progress in reaching our goal to fill one of three positions.
We are taking other key steps to increase diverse representation across the enterprise:
•	We are proud of the diversity within our Board of Directors, which is comprised of 45% female directors and 36% BIPOC directors.
•
We are focused on taking steps to foster inclusion among all employee groups to create parity in retention rates, including transforming the composition of our senior leadership teams to reflect that of our Board of Directors.

•
Last year, our technology team committed to hiring 1,000 new employees within two years, 30% of which would be diverse, specifically Black, Latinx, Indigenous and women. As of the end of fiscal 2022, we hired nearly 900 new technologists, and 39% met our diverse criteria.

•
The Compensation Committee has committed to focus on the Company’s diversity, equity and inclusion efforts for part of each regular meeting, supported by ongoing dialogue with diversity, equity and inclusion leadership.

In fiscal 2022, we made a significant commitment to supplier diversity. We plan to spend at least $1.2 billion with BIPOC and diverse businesses by 2025, with a focus on funding and supporting partner organizations that are empowering BIPOC leaders in the tech industry. In addition, we are investing up to $10 million with Brown Venture Group, a venture capital firm that focuses exclusively on Black, Latinx and Indigenous-founded technology startups in emerging technologies.
For our communities, we plan to spend $44 million by 2025 to expand college preparation and career opportunities for BIPOC students, including adding scholarships for Historically Black Colleges and University students and increasing scholarship funding for Best Buy Teen Tech Center youth.
Employee Training and Development
Personal growth is at the heart of our people strategy, and we believe investing in training, upskilling and reskilling programs will produce long-lasting benefits to the organization by creating a more productive, engaged and adaptable workforce. In fiscal 2022, each of our U.S. employees spent an average of at least fifty hours on training and development.
We made the following enhancements to our training and development program in fiscal 2022:
•	Implemented training content from LinkedIn Learning to augment the trainings specifically created for Best Buy employees;
•
Moved to emphasize the importance of skills and abilities, rather than just education and experience, when making hiring decisions, which we believe drives a more inclusive and growth-oriented culture;

•	Identified an artificial intelligence platform to proactively plan for future workforce roles, creating new learning and career paths; and
•	Piloted a high potential leadership development program and will begin to scale that program across the company.

2022 Proxy Statement	22

Employee Benefits
We strive to help our employees live happy, healthy and productive lives that balance work and home. That is why we offer a range of benefits to support employees’ overall well-being: physical, mental, financial and work-life balance. In fiscal 2022, we expanded our offerings in several areas including:
•	Maternity leave benefits that offer qualifying employees up to ten weeks of leave at 100% pay;
•
Caregiver support benefits that offer employees personalized help in a time of great need through Wellthy, a caregiver support program, which helps employees with emergency housing, healthcare, substance abuse, complex eldercare issues and many other moments of crisis; and

•
Creation of the HOPE Fund – Helping Our People in Emergencies – in equal partnership with the Richard M. Schultze Family Foundation, which provides employees in hardship situations the opportunity to receive up to $2,500 in financial assistance.

Additionally, we continued our focus on:
•
Enhanced pandemic-related benefits, including free vaccination clinics and other vaccination incentives; pay support for those required to quarantine or isolate consistent with public-health guidance; coverage of COVID-19-related health care expenses; expanded caregiver leave; additional support for backup childcare; tutoring reimbursement and access to physical and mental health virtual visits;

•	Mental health, including our commitment to raise awareness about mental health, equipping employees with training to notice concerns with themselves or others so they can seek help; and
•	Tuition assistance, including the expansion of our partnership schools, giving eligible employees the opportunity to earn a degree with no out-of-pocket costs.
COVID-19 Safety Response
The safety of our employees and customers continues to be a top priority. As the COVID-19 pandemic continues to evolve, our health-and-safety protocols also evolve, informed by CDC guidance, local requirements and enhanced scientific knowledge concerning COVID-19 and the impact of variants of concern. We have offered, and continue to evaluate, enhanced employee benefits throughout the pandemic as further described above within the Employee Benefits section.
Public Policy
As a major corporation and corporate citizen, we believe that it is important to work with policymakers on issues impacting our customers, employees, operations, shareholders and communities. We know that collaboration helps bring about change that better serves our industry and the communities where we live and work. In fiscal 2022, our public policy priorities included: tax; trade; workforce; fair competition; cybersecurity, data privacy and internet of things; supply chain and infrastructure; COVID-19 relief and recovery; social justice; environmental sustainability; and emerging technology and innovation. More information about these priorities, as well as our annual political activity reports and related policies, can be found at https://corporate.bestbuy.com/advocacy.
Communications with the Board
Anyone who wishes to contact the Board, any individual director, or the independent directors as a group, are welcome to do so in writing, addressed to such person(s) in care of:
Mr. Todd G. Hartman
General Counsel,
Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Mr. Hartman will forward all written correspondence to the appropriate director(s), except for spam, junk mail, mass mailings, customer complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Mr. Hartman may, at his discretion, forward certain correspondence, such as customer-related inquiries, elsewhere within the Company for review and possible

23	2022 Proxy Statement

response. Comments or questions regarding our accounting, internal controls or auditing matters will be referred to the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to the Nominating Committee. Comments or questions regarding executive compensation will be referred to the Compensation Committee.
Corporate Governance Website
If you would like additional information about our corporate governance practices, you may view the following documents at www.investors.bestbuy.com under “Governance—Corporate Governance”.
•	Amended and Restated Articles of Incorporation
•	Amended and Restated By-laws
•	Corporate Governance Principles
•	Audit Committee Charter
•	Compensation and Human Resources Committee Charter
•	Finance and Investment Policy Committee Charter
•	Nominating, Corporate Governance and Public Policy Committee Charter
•	Code of Ethics
•	Best Buy Co., Inc. 2020 Omnibus Incentive Plan
•	Policy for Shareholder Nomination of Candidates to Become Directors of the Company
•	Process for Communication with the Board

2022 Proxy Statement	24

ITEM OF BUSINESS NO. 1 — ELECTION OF DIRECTORS
General Information
Our By-laws provide that our Board consist of one or more directors and that the number of directors may be increased or decreased from time to time by the affirmative vote of a majority of the directors serving at the time that the action is taken. The number of directors on our Board is reviewed and set by our Board no less often than annually. In March 2022, the Board set the number of directors at eleven. The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.
Director Nomination Process
The Nominating Committee is responsible for screening and recommending to the full Board director candidates for nomination. When the Board and its Nominating Committee determines that a director nomination or search is necessary, the process is robust, thorough and deliberate.

Director Nomination Process

1

Identify Search Criteria

- The Nominating Committee reviews the current board skill sets and experience in light of the Company's strategy and current board composition.
- Any areas in which additional expertise, qualifications or diversity would be beneficial are identified as search criteria.

2

Identify Director Candidates

- The Nominating Committee partners with third-party search firms to identify qualified candidates.
- The Company posts the director search criteria to its website.

3

In-depth Review and Interview Process

- The Nominating Committee and Board Chairman review the candidate background, skills and experience in light of the identified search criteria.
- Candidates interview with each member of the Nominating Committee and Board Chairman.
- Due diligence is performed, including background and conflict checks, references and feedback from other directors and third party search firms.

4

Recommendation to the Board

- The Nominating Committee reviews a candidate's independence, all due diligence results and approves a recommendation of an appointment to the Board.

5

Board Appointment

- The Board reviews the Nominating Committee's recommendation and approves the candidate's appointment to the Board.

Results

This process has resulted in a board with a diverse depth of attributes, including healthcare expertise, digital/e-commerce expertise, investment expertise, CEO and CFO expertise, and gender and ethnic representation.

The Nominating Committee will consider director candidates nominated by shareholders. Shareholder nominations must be accompanied by a candidate resume that addresses the extent to which the nominee meets the director qualification standards and any additional search criteria posted on our website. Nominations will be considered only if we are then seeking to fill an open director position. All nominations by shareholders should be submitted as follows:
Chair, Nominating, Corporate Governance and Public Policy Committee
c/o Mr. Todd G. Hartman
General Counsel,
Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423

25	2022 Proxy Statement

Advance Notice and Proxy Access By-Law Provisions
Our By-laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors and the proposal of any business not intended to be included in our proxy statement, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. The By-laws also specify requirements as to the form and content of a shareholder’s notice.
In addition to the director nomination provisions described above, the By-laws contain a “proxy access” provision that provides that any shareholder or group of up to twenty shareholders who qualify as an eligible shareholder under the proxy access provisions of our By-laws may nominate and include in our proxy materials director candidates constituting up to 20% of our board of directors or two directors, whichever is greater. In order for a shareholder or group of shareholders to be eligible under the proxy access provisions of our By-laws to nominate a director, such shareholder or group of shareholders must, among other criteria, be eligible to vote at the Company’s annual meeting and have owned or together with other group shareholders owned 3% or more of the voting power of our issued and outstanding common stock continuously for at least three years. In order to use the proxy access provisions of our By-laws, shareholders and their nominees must satisfy all the eligibility and notice requirements specified in our By-laws. A shareholder proposing to nominate a person for election to our board of directors through the proxy access provision must provide us with a notice requesting the inclusion of the director nominee in our proxy materials and other required information not less than 120 days nor more than 150 days prior to the first anniversary of the date on which our definitive proxy statement was released to shareholders in connection with the prior year’s annual meeting. The complete proxy access provisions for director nominations are set forth in the By-laws.
Director Qualification Standards
In seeking new board members, our objective is to identify and retain directors that can effectively develop the Company’s strategy and oversee management’s execution of that strategy. We only consider director candidates who embody the highest standards of personal and professional integrity and ethics and are committed to a culture of transparency and open communication at the Board level and throughout the Company. Successful candidates are dedicated to accountability and continuous improvement with a belief in innovation as a key business success factor. They are also actively engaged and have an innate intellectual curiosity and entrepreneurial spirit.
As part of its annual evaluation process for director nominees, the Nominating Committee considers other criteria, including the candidate’s history of achievement and superior standards, ability to think strategically, willingness to share examples based upon experience, policy-making experience, and ability to articulate a point of view, take tough positions and constructively challenge management. Directors must also be committed to actively engaging in their Board roles, with sufficient time to carry out the duties of Board and Board committee membership. Finally, one or more of our directors must possess the education or experience required to qualify as an “audit committee financial expert” pursuant to SEC rules.
Our Corporate Governance Principles describe our policy of considering diversity in the director identification and nomination process. When considering Board candidates, the Nominating Committee seeks nominees with a broad range of experience from a variety of industries and professional disciplines, such as finance, professional services and technology, along with a diversity of gender, ethnicity, age and geographic location. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applied to all prospective nominees. As part of its annual review of the Board’s composition and director nominees, the Nominating Committee assesses the effectiveness of its approach to diversity. When the Nominating Committee identifies an area of which the Board may benefit from greater representation, it may focus its candidate search on particular experience, background or diversity characteristics, including gender, ethnic and geographical attributes. The Board believes that diversity in the backgrounds and qualifications of Board members ensures the mix of experience, knowledge and abilities necessary for the Board to fulfill its responsibilities and leads to a more effective oversight and decision-making process.

2022 Proxy Statement	26

The grid below summarizes the key qualifications and skills each of our director nominees possess that were most relevant to the decision to nominate him or her to serve on the Board. The lack of a mark does not mean the director does not possess that qualification or skill; rather a mark indicates a specific area of focus or expertise on which the Board relies most heavily. Each director’s biography describes these qualifications and relevant experience in more detail.

Summary of Director Qualifications & Experience

	Corie Barry	Lisa Caputo	Patrick Doyle	David Kenny	Mario Marte	Karen McLoughlin	Tommy Millner	Claudia Munce	Richelle Parham	Steve Rendle	Gene Woods
Business Operations Provides understanding to assess our business strategy and execution	✓		✓	✓	✓		✓	✓	✓	✓	✓
Chief Executive Officer Provides an enhanced ability to support our CEO and develop our leadership team	✓		✓	✓			✓			✓	✓
Corporate Governance Supports our objective to have corporate governance practices that reflect industry best practice		✓	✓								
Customer Engagement/ Marketing Important in understanding the needs of our customers	✓	✓	✓	✓	✓		✓		✓	✓	
Digital / e-Commerce Relevant to the development of our multi-channel strategy	✓	✓	✓	✓	✓			✓	✓	✓	
ESG Helpful in our work as a values-driven organization		✓		✓						✓	
Finance Important to oversee and understand our financial statements, capital structure and internal controls	✓		✓	✓	✓	✓	✓				✓
Growth / Transformation Helpful in the development and execution of our strategy	✓		✓		✓	✓	✓	✓	✓	✓	✓
Healthcare Valuable in development of our growth strategy											✓
Investments / Venture Capital Relevant to evaluating our growth, innovation and investment strategies			✓					✓	✓	✓	
Philanthropy / Non-Profits Important in our work to positively impact our communities	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Professional Services Important in understanding the needs of our services strategy				✓		✓					
Retail / Consumer Service Important in understanding our industry, business needs and strategic goals	✓	✓	✓	✓	✓		✓		✓	✓	
Technology Important as we assess our technology needs and those of our customers	✓			✓		✓		✓

27	2022 Proxy Statement

Director Nominees (Ages and Committee roles as of April 27, 2022)
The biographies of each of the nominees include information regarding the person’s service as a director, business experience, public company director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings during the last ten years, if any, and the key experiences, qualifications, attributes or skills that led the Nominating Committee and the Board to determine that the person should serve as a director.
There are no family relationships among the nominees or between any nominee and any director, executive officer or person chosen to become an executive officer. There are also no material proceedings to which any director, officer, affiliate of the Company, any 5% shareholder or any associate is a party adverse to the Company or its subsidiaries or has a material interest adverse to the Company or its subsidiaries.
Corie S. Barry
Age: 47	Committees:
Director Since: June 2019	None

Other Public Company Directorships:
• Domino’s Pizza, Inc.

Current Role:
•	Chief Executive Officer (2019-present), Best Buy Co., Inc.
Prior Roles:
•	Chief Financial Officer (2016-2019) & Strategic Transformation Officer (2018-2019), Best Buy Co., Inc.;
•	Chief Strategic Growth Officer & interim President, Services, Best Buy Co., Inc. (2015-2016);
•	Senior Vice President, Domestic Finance, Best Buy Co., Inc. (2013-2015);
•	Vice President, Chief Financial Officer & Business Development, Home Business Group, Best Buy Co., Inc. (2012-2013); and
•	Vice President, Finance – Home Customer Solutions Group, Best Buy Co., Inc. (2010-2012).
Education: Ms. Barry holds degrees from the College of St. Benedict.
Key Qualifications & Experience:
•
Growth/Transformation Experience - As Best Buy’s Chief Executive Officer and a key member of the Best Buy executive team prior to her CEO appointment, Ms. Barry has played a critical role in the Company’s successful transformation and in developing and executing the strategy in place today. She has led Best Buy’s strategic transformation and growth efforts, including the launch of its In-Home Consultation program and its expansion in the health space. Ms. Barry has a demonstrated track record of advocating for and mentoring women in the workplace and in the community through her close involvement with the Company’s women’s development group, local women’s leadership organizations and her alma mater.

•
Finance Expertise - As Best Buy’s Chief Financial Officer from 2016 to 2019, Ms. Barry brings strong financial acumen to the board. She previously served in a variety of financial and operational roles within the Company, including Senior Vice President of Domestic Finance. Prior to joining Best Buy in 1999, she worked at Deloitte & Touche LLP.

•
Knowledge of Best Buy and/or Industry - As Best Buy’s CEO since 2019, Ms. Barry has a deep knowledge of the Company, its business partners and the broader industry in which it competes. She has worked at the Company for over 20 years across a wide variety of roles, both in the field and at the corporate office.

2022 Proxy Statement	28

Lisa M. Caputo
Age: 58	Committees:
Director Since: December 2009	• Compensation Committee
✔ Independent	• Nominating Committee (Chair)

Other Public Company Directorships:
None
Current Role:
•	Executive Vice President of Marketing, Communications and Customer Experience of The Travelers Companies, Inc., a property casualty insurer (2011-present)
Prior Roles:
•	Managing Director and Senior Banker of the Public Sector Group of the Institutional Clients Group of Citigroup, Inc., a financial services company (2010-2011);
•	Global Chief Marketing Officer and Executive Vice President of Citigroup, Inc. (2007-2010);
•	Chief Marketing and Community Relations Officer, Global Consumer Group, Citigroup, Inc. (2005-2007); and
•	Founder, Chairman and Chief Executive Officer of Citi’s Women & Co., a membership service that provides financial education and services for women (2000-2011).
Education: Ms. Caputo holds degrees from Brown University and Northwestern University.
Key Qualifications & Experience:
•
Marketing / Customer Experience Expertise - Ms. Caputo’s position as Executive Vice President of Marketing, Communications and Customer Experience of The Travelers Companies, Inc., makes her invaluable to Best Buy’s efforts to broaden its brand, rejuvenate the customer experience and transform its marketing and communications efforts to drive growth. In addition, her perspective gained from driving innovation efforts to explore partnership and investment opportunities at Travelers is helpful as we develop growth initiatives within the Company’s strategy. Ms. Caputo also spent eleven years at Citigroup, advising three CEOs on topics from marketing and communications to government affairs and community relations.

•
Environmental, Social & Governance Expertise - Ms. Caputo has an exceptional track record throughout her career of enhancing community and employee engagement, building social impact strategies and leading corporate responsibility and sustainability. Her expertise has been key in the development and execution of the Company’s ESG initiatives.

•
Corporate Public Affairs Expertise - Ms. Caputo has also been a senior executive at Walt Disney Co. and CBS Corp., and she spent more than a decade in the public sector, serving as Deputy Assistant to President Bill Clinton and Press Secretary to First Lady Hillary Rodham Clinton. Her diverse public/private background lends an important voice to Board deliberations, particularly those that involve the Company’s government relations and communications efforts.

29	2022 Proxy Statement

J. Patrick Doyle
Age: 58	Committees:
Director Since: October 2014	None, but as Chairman, Mr. Doyle attends most committee meetings as an ex-officio member.
✔ Independent

Chairman	Other Public Company Directorships:
None
Current Role:
•	Executive Partner at The Carlyle Group, one of the world’s largest investment firms (2019 – present)
Prior Roles:
•	President and CEO of Domino’s Pizza, Inc., the largest pizza restaurant chain in the world (2010-2018);
•	President of Domino’s Pizza (2007-2018);
•	Executive Vice President of Team U.S.A. at Domino’s Pizza (2004-2007); and
•	Executive Vice President of Domino’s Pizza International (1999-2004).
Education: Mr. Doyle holds degrees from The University of Chicago Booth School of Business and The University of Michigan.
Key Qualifications & Experience:
•	CEO Experience - Mr. Doyle served as Chief Executive Officer of Domino’s Pizza, Inc, from 2010 to 2018. Prior to that, he held a variety of other senior leadership roles at Domino’s.
•
Digital / E-Commerce Expertise - Under Mr. Doyle’s leadership, Domino’s significantly enhanced its multichannel presence, with digital channels now accounting for 60% of U.S. orders. That expertise supports Best Buy’s goal of increasing its online market share.

•
Growth / Transformation Experience - Mr. Doyle led a remarkable transformation at Domino’s, rebuilding the company’s reputation among consumers and more than doubling its global retail sales from $5.5 billion in 2008 to $13.5 billion in 2018. During Domino’s transformation, Mr. Doyle increased the company’s contributions to communities and disaster relief and initiated a partnership to support students interested in careers in agriculture. In his current role at The Carlyle Group, Mr. Doyle leads a partnership to acquire established companies that have the opportunity for value creation and revenue growth through technological transformation.

2022 Proxy Statement	30

David W. Kenny
Age: 60	Committees:
Director Since: September 2013	•	Compensation Committee (Chair)
✔ Independent	•	Nominating Committee

Other Public Company Directorships:
	•	Nielsen
Current Role:
•	CEO and a director of Nielsen, a global measurement and data analytics company (December 2018- present)
Prior Roles:
•	Chief Diversity Officer, Nielsen (December 2018 – March 2021);
•	Senior Vice President of IBM Watson (January 2016-2018) and IBM Cloud (November 2016-2018), business units of IBM, an American multinational technology and consulting corporation;
•	Chairman and Chief Executive Officer of The Weather Company, a leading provider of weather forecasts and information (2012-2015);
•	President of Akamai, a leading cloud platform technology company (2011-2012);
•	Managing Partner of VivaKi, a provider of integrated strategy, technology and marketing solutions for internet-based ecommerce companies (2006-2010); and
•	Founder and Chief Executive Officer of Digitas, Inc., which was later merged with VivaKi (1997-2006).
Education: Mr. Kenny holds degrees from the GM Institute (now Kettering University) and Harvard University.
Key Qualifications & Experience:
•
CEO Experience - Mr. Kenny is the CEO at Nielsen, an S&P 500 company. He also previously served as CEO of The Weather Co., which was sold to IBM, and Digitas Inc., a global marketing and technology agency, and in a variety of other executive roles, including Senior Vice President of IBM Watson and IBM Cloud, President of Akamai and Managing Partner of VivaKi.

•
Technology Expertise - As Senior Vice President of IBM Watson, Mr. Kenny led the company’s growth initiatives around cloud and artificial intelligence services. His online leadership dates to 1997, when he founded Digitas, Inc., a provider of technology and marketing solutions for e-commerce and multichannel companies. His experience leading The Weather Company offers the Company strong environmental leadership and climate change expertise.

•
Customer Engagement Expertise - As CEO of Nielsen, a global market research leader, Mr. Kenny has a deep knowledge of consumer insights. As chairman and chief executive officer of The Weather Company, acquired by IBM in 2016, he helped turn the organization into a media heavyweight that produced television programming, developed apps, published content and used analytics to connect businesses to consumers through weather and climate-related content. He uses those consumer centric and strategic skills to support Best Buy’s growth and transformation efforts, including our goal of capturing online share and responsible use of data to serve customers based on how, where and when they want to be served.

31	2022 Proxy Statement

Mario J. Marte
Age: 46	Committees:
Director Since: January 2021	• Audit Committee
✔ Independent	• Nominating Committee

Other Public Company Directorships:
None
Current Role:
•	Chief Financial Officer, Chewy, Inc., a Fortune 500 and leading online pet product retailer (2018 – present)
Prior Roles:
•	Vice President, Finance & Treasurer, Chewy, Inc. (2015 – 2018);
•	Vice President, Financial Planning and Analysis, Hilton Worldwide (2011 – 2015); and
•	Director Finance and Controller, Onboard Service, American Airlines (2008 – 2011).
Education: Mr. Marte holds degrees from the University of South Florida and Duke University.
Key Qualifications & Experience:
•
Finance Expertise - As the Chief Financial Officer of Chewy, Inc., Mr. Marte brings deep financial expertise to the Best Buy Board. In his current role, Mr. Marte led the successful initial public offering of Chewy in June 2019 and leads all finance, accounting and investor relations functions for the company. Prior to becoming CFO, he led financial planning and analysis and treasury in three successful private fundraisings and the sale of Chewy to BC Partners in 2017. He has almost two decades of experience in finance at American Airlines, Hilton Worldwide and Chewy.

•
Growth / E-commerce / Transformation Expertise - Mr. Marte has experience in growth and transformation, having established the financial planning, operations finance and treasury functions at Chewy Inc. He also worked closely with the leadership team to reengineer the company’s financial strategy and long-term growth plan in the first six months after joining Chewy. These steps led the company to grow from $250 million in revenue to more than $9 billion in seven years while rapidly scaling to profitability and the lead position in e-commerce for the pet category.

•
Global Expertise - Mr. Marte has held finance and functional roles at large, global and capital-intensive companies in travel and hospitality. He has worked internationally, based in Spain and the United Kingdom, while leading teams across several countries and regions including Asia Pacific, Latin America, North America and Europe. He has operated in a variety of cultures, regulatory and currency regimes, and has implemented processes and systems that accelerate time and improve visibility into business performance across business lines and on a global basis.

2022 Proxy Statement	32

Karen A. McLoughlin
Age: 57	Committees:
Director Since: September 2015	•	Audit Committee
✔ Independent	•	Finance & Investment Policy Committee (Chair)

Other Public Company Directorships:
	•	Agilon Health
Current Role:
•	None
Prior Roles:
•	Chief Financial Officer of Cognizant Technology Solutions Corporation, a Fortune 500 company and leading provider of information technology, business process and consulting services (2012-2020);
•	Senior Vice President, Financial Planning and Analysis and Enterprise Transformation of Cognizant (2008-2012);
•	Vice President, Global Financial Planning and Analysis of Cognizant (2003-2008); and
•	Vice President, Finance of Spherion Corp., now SFN Group Inc., which was acquired by Randstadt (1997-2003).
Education: Ms. McLoughlin holds degrees from Wellesley College and Columbia University.
Key Qualifications & Experience:
•
Finance Expertise - As the former Chief Financial Officer of Cognizant Technology Solutions Corp., Ms. McLoughlin brings strong financial acumen to the Best Buy board. Prior to that role, she spent more than twenty years in various finance management roles at Cognizant, Spherion and Rider System Inc.

•
Services Expertise – In her seventeen years at Cognizant, Ms. McLoughlin developed a deep knowledge of the IT services sector, which is invaluable to Best Buy as we focus on our own internal IT processes and continue to emphasize Services across the organization as part of our Company strategy.

•
Growth / Transformation Expertise - During Ms. McLoughlin’s time at Cognizant, the company experienced tremendous growth, with revenue increasing from $368 million in 2003 to $16.7 billion in 2020. Cognizant ranked No. 194 on the 2020 Fortune 500 list. Ms. McLoughlin brings experience in social impact through Cognizant’s efforts to help youth build the skills to compete and thrive in the global economy. Her prior leadership in Cognizant’s Women Empowered program, which aims to elevate women at all levels, is beneficial in the Company’s diversity and inclusion work.

33	2022 Proxy Statement

Thomas L. “Tommy” Millner
Age: 68	Committees:
Director Since: January 2014	•	Audit Committee (Chair)
✔ Independent	•	Nominating Committee

Other Public Company Directorships:
	•	Trulieve
Current Role:
•	None
Prior Roles:
•	Chief Executive Officer and a Director of Cabela’s Inc., a leading multi-channel retailer of hunting, fishing and camping products (2009-2017); and
•	President and Chief Executive Officer of Freedom Group, Inc. and its successor company, Remington Arms Company, Inc., a firearms and ammunition manufacturer (1999-2009).
Education: Mr. Millner holds a degree from Randolph Macon College.
Key Qualifications & Experience:
•
CEO Experience - Mr. Millner served as CEO of Cabela’s, Inc., a leading multi-channel retailer of hunting, fishing and camping products, from 2009 to 2017. He also previously served as CEO of Freedom Group, Inc. and Remington Arms Co., Inc., a firearms and ammunition manufacturer.

•
Growth / Transformation Expertise - Mr. Millner has experience leading a specialty retailer through a transformation and significant growth, taking Cabela’s from $2.6 billion in revenue in 2009 to $4.13 billion in 2016. Bass Pro Shops Inc. bought the company for $4.0 billion in 2017. Throughout this period of Mr. Millner’s leadership, Cabela’s maintained its dedication to conserving fish, game and natural resources, and created Camp Cabela, a program dedicated to providing thousands of underserved inner-city children the opportunity to camp, fish and enjoy the outdoors.

•
Knowledge of Best Buy and/or Industry - As the former president and CEO of Cabela’s, Inc., Mr. Millner was a prominent player in multichannel retail. He brings to the Best Buy Board expertise in support of the Company’s strategy, particularly priorities concerning effective merchandising and multichannel operations.

2022 Proxy Statement	34

Claudia F. Munce
Age: 62	Committees:
Director Since: March 2016	• Audit Committee
✔ Independent	• Finance & Investment Policy Committee

Other Public Company Directorships:
None
Current Role:
•	Venture Advisor at New Enterprise Associates (NEA), one of the world’s largest and most active venture capital firms (January 2016-present); and
•	Lecturer in Management at Stanford University Graduate School of Business (2021 - present).
Prior Roles:
•	Director on the Board of Directors of CoreLogic, a financial services company (2017 – 2021);
•	Managing Director of IBM Venture Capital Group and Vice President of Corporate Strategy at IBM Corp. (2004-2015);
•	Director of Strategy, IBM Venture Capital Group (2000-2004); and
•	Head of Technology Transfer and Licensing, IBM Research (1994-2000).
Education: Ms. Munce holds degrees from the Santa Clara University School of Engineering and the Stanford University Graduate School of Business.
Key Qualifications & Experience:
•
Venture Capital Expertise - As a seasoned venture capital leader, Ms. Munce has developed a deep knowledge of strategic partnerships and M&A activities. She currently is a venture adviser at New Enterprise Associates, one of the world’s largest and most active venture capital firms. She also serves on the organizational boards of the National Venture Capital Association and Global Corporate Venturing Leadership Society.

•
Technology Expertise - Ms. Munce’s many years of focusing on emerging markets and disruptive technology are valuable to Best Buy as it explores growth opportunities consistent with its Best Buy 2020 strategy. She brings the perspective of someone with a highly technical engineering and computer science background, as well as business acumen and a strategic mindset. She is also a National Association of Corporate Directors (NACD) certified Cybersecurity Oversight director.

•
Growth / Transformation Experience - Ms. Munce was a founding member of the IBM Venture Capital Group, a unit within IBM that drives non-organic growth through partnerships and M&A activities globally, focusing on growth markets and disruptive technology and business models. While at IBM, she worked with more than 300 venture capital firms across thirty countries to advance the company’s strategic goals for developing innovations worldwide. Ms. Munce is an advocate for women’s leadership in the technology industry and works to close the gender gap at the highest levels of business.

35	2022 Proxy Statement

Richelle P. Parham
Age: 54	Committees:
Director Since: March 2018	•	Compensation Committee
✔ Independent	•	Nominating Committee

Other Public Company Directorships:
	•	E.L.F.
	•	Laboratory Corporation of America Holdings
Current Role:
•	President of Global e-Commerce and Business Development, Universal Music Group (UMG), the world’s leading music-based entertainment company (June 2021 – present);
Prior Roles:
•	Partner & Managing Director of WestRiver Group, a collaboration of leading investment firms that provides integrated capital solutions to the global innovation economy (2019 – 2021)
•	General Partner, Camden Partners Holdings, LLC, a private equity firm (2016-2019);
•	Vice President and Chief Marketing Officer, eBay, Inc., a global e-commerce company (2010-2015);
•	Head, Global Marketing Innovation (2010); and Head, Global Marketing Services (2008-2010) of Visa, Inc., a global payments technology company;
•	Senior Vice President, Strategy and Enablement, Rapp Worldwide (2007-2008);
•	Various marketing-related leadership roles, Bronner Slosberg Humphrey, now known as Digitas Inc. (1994-2007); and
•	Former Director at Scripps Network Interactive (2012-2018).
Education: Ms. Parham holds multiple degrees from Drexel University.
Key Qualifications & Experience:
•
Marketing Expertise - As Vice President and Chief Marketing Officer of eBay, Inc., Ms. Parham was tasked with transforming the company’s brand reputation. She focused on optimizing the company’s marketing budget to improve return on investment and new revenue streams, and she helped decrease attrition rates by building out the company’s CRM strategy and better understanding the customer’s path to making purchase decisions. She has strong knowledge of how to use data analytics for more effective targeting and pricing. Her experience in non-profit and social impact, including work to encourage girls to pursue STEM, are in line with the Company’s programs to prepare youth from underserved communities for higher education and technology careers.

•
Digital / E-commerce Experience - As President of Global e-Commerce and Business Development at UMG, Ms. Parham oversees the global e-commerce strategy and business development across the company’s iconic labels, publishing company, operating units, and territories. With extensive experience in e-commerce, Ms. Parham takes pride in understanding the fundamental needs of consumers, rethinking what is possible and executing effectively at scale. She leverages her experience in eCommerce, consumer marketing, audience growth, business development and direct-to-consumer to elevate UMG’s artists and drive the UMG vision of a holistic fan-centric ecosystem that complements partner platforms. She has led strategy and built brands via various digital channels. Her insight is highly valuable to the Board as it moves forward with its strategy.

•
Business Operations / Strategy Expertise - Ms. Parham is a seasoned, senior-level executive with more than twenty-five years of experience at best-in-class corporations such as eBay, Visa, Digitas and Citibank. She has a proven track record of leading high-performing teams and using strategic planning and analytical decision-making to successfully drive key business performance.

2022 Proxy Statement	36

Steven E. Rendle
Age: 62	Committees:
Director Since: March 2021	•	Audit Committee
✔ Independent	•	Finance & Investment Policy Committee

Other Public Company Directorships:
	•	VF Corp
Current Role:
•	Chairman, President and Chief Executive Officer of VF Corp (2017 – present)
Prior Roles:
•	President & Chief Operating Officer, VF Corp. (2015-2016);
•	Senior Vice President, Americas, VF Corp. (2014 – 2015);
•	Group President, Outdoor & Action Sports, Americas, of VF Corp. (2011 – 2014);
•	President, Outdoor Americas, of VF Corp. (2009 – 2010); and
•	Brand President, The North Face, a VF Corp. brand (2004 – 2010).
Education: Mr. Rendle holds a degree from the University of Washington
Key Qualifications & Experience:
•
CEO Experience: Mr. Rendle has served as CEO of VF Corp., one of the world’s largest apparel, footwear and accessories companies with $10 billion in annual revenue, since January 2017. He previously held several leadership positions within VF Corp. and the company’s The North Face brand.

•
Growth / Transformation Experience: Since his appointment to CEO in 2017, Mr. Rendle has led VF’s global business model transformation and the reshaping of its apparel and footwear brand portfolio to accelerate growth. Under his leadership, VF completed the divestitures and spin-offs of several brands, including the spinoff of Kontoor Brands (a $2 billion jeans business), acquired a number of brands, including Dickies and Supreme, and relocated the company’s global headquarters to Denver, Colorado. Mr. Rendle is successfully navigating VF through a rapidly changing global retail environment, driving rapid transformation of VF’s brands towards a consumer-minded, retail-centric and hyper-digital future.

•
Purpose-Led Consumer Brand Strategy and Business Execution: Mr. Rendle has led the vision for VF to become a purpose-led, performance-driven organization that prioritizes environmental and social responsibility throughout its global operations. His principled leadership has led VF to be named as one of the World’s Most Ethical Companies by Ethisphere for five consecutive years and No. 8 on the Barron’s 100 Most Sustainable Companies list, among other external accolades. Corporate Responsibility Magazine named Mr. Rendle a Responsible CEO of the Year in 2018. This purpose-led approach is deeply integrated into each of VF’s brands and their product and consumer engagement strategies, helping to create value for the company’s shareholders and stakeholders alike.

37	2022 Proxy Statement

Eugene A. Woods
Age: 57	Committees:
Director Since: December 2018	• Compensation Committee
✔ Independent	• Finance & Investment Policy Committee

Other Public Company Directorships:
None
Current Role:
•	President and Chief Executive Officer of Atrium Health (2016 - present)
Prior Roles:
•	President and Chief Operating Officer of Christus Health (2014 - 2015);
•	Executive Vice President and Chief Operating Officer of Christus Health (2011 - 2014);
•	Senior Vice President, Operations and Chief Executive Officer of St. Joseph Health Care for Catholic Health Initiatives (2005 - 2011);
•	Senior Vice President and Chief Operating Officer of Washington Hospital Center (2001 - 2005);
•	President and Chief Executive Officer of Roy Schneider Hospital (1998 - 2001); and
•	Vice President, Administration at Southside Regional Medical Center (1993 - 1998).
Education: Mr. Woods holds multiple degrees from Pennsylvania State University.
Key Qualifications & Experience:
•
Health Care Expertise - Mr. Woods has more than 30 years of health care experience, having overseen non-profit and for-profit hospitals, academic and community-based delivery systems and rural and urban facilities. He is currently president and CEO of Atrium Health, a health care system with over $12 billion of annual revenue, 40 hospitals and 1,400 care locations. In 2021, Mr. Woods was re-named by Modern Healthcare as one of the 100 Most Influential People in Healthcare, taking spot number 4. In addition, in 2021 he was named among Modern Healthcare’s Top 25 Minority Executives in Healthcare for the sixth consecutive time – and featured on its listing of only five “Luminaries,” honored for their career-defining work in reshaping the industry.

•
CEO Experience - Mr. Woods has served as CEO of Atrium Health, one of the nation’s most comprehensive and highly integrated and innovative health care systems, since 2016. He also previously served as President & COO of CHRISTUS Health and was SVP of CHI Divisional Operations/CEO of Saint Joseph Health System. He has also held a variety of other senior leadership roles at health care organizations throughout the country.

•
Growth / Transformation Expertise - Since becoming CEO in 2016, Mr. Woods has led Atrium Health’s expansion beyond the Carolinas into other areas of the Southeast, including Georgia. He also has led a digitalization initiative by building out Atrium’s strong telehealth program, and he is working on new models for long-term cost of care and changing quality-of-care metrics. Mr. Woods brings to the Company a track record of leadership in uniting a large organization around a vision and mission, fostering a diverse, inclusive and engaging work environment, and a strong commitment to serving the community.

2022 Proxy Statement	38

Voting Information
You may vote for all, some or none of the nominees for election to the Board. However, you may not vote for more individuals than the number nominated. Each of the nominees has agreed to continue serving as a director if elected. However, if any nominee becomes unwilling or unable to serve and the Board elects to fill the vacancy, the Proxy Agents named in the proxy will vote for an alternative person nominated by the Board. Our Articles prohibit cumulative voting, which means you can vote only once for any nominee. The affirmative vote of a majority of the votes cast with respect to the director is required to elect a director.
Proxy cards that are properly executed will be voted for the election of all of the nominees unless otherwise specified.
Board Voting Recommendation
The Board recommends that shareholders vote FOR the election of Corie S. Barry, Lisa M. Caputo, J. Patrick Doyle, David W. Kenny, Mario J. Marte, Karen A. McLoughlin, Thomas L. Millner, Claudia F. Munce, Richelle P. Parham, Steven E. Rendle and Eugene A. Woods for a term of one year. All of the nominees are current members of the Board.

39	2022 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information about the number of shares of our common stock beneficially owned on March 28, 2022 (unless otherwise indicated), by each of our named executive officers. The table provides similar information for each director and director nominee, all directors and executive officers as a group, and each person, or any group that we know who beneficially owns more than 5% of the outstanding shares of our common stock.
Name and Address(1)	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Corie Barry, Chief Executive Officer	369,106(2)	*
Matt Bilunas, Executive Vice President, Chief Financial Officer	37,765(3)	*
Jason Bonfig, Executive Vice President, Chief Merchandising Officer	22,882(4)	*
Damien Harmon, Executive Vice President, Omnichannel	15,801(5)	*
Kamy Scarlett, Executive Vice President, Human Resources & Best Buy Canada	65,731(6)	*
Lisa M. Caputo, Director	48,139(7)	*
J. Patrick Doyle, Director	51,743(8)	*
David W. Kenny, Director	34,116(9)	*
Mario J. Marte, Director	2,612(10)	*
Karen A. McLoughlin, Director	23,979(9)	*
Thomas L. Millner, Director	32,603(9)	*
Claudia F. Munce, Director	21,756(9)	*
Richelle P. Parham, Director	10,445(9)	*
Steven E. Rendle, Director	2,117(9)	*
Eugene A. Woods, Director	9,425(9)	*
All current directors and executive officers, as a group (22 individuals)	1,005,070(11)	0.44%
Richard M. Schulze, Founder and Chairman Emeritus 6600 France Avenue South, Suite 550 Minneapolis, MN 55435	23,360,360(12)	10.34%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	27,705,867(13)	12.26%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,872,180(14)	9.68%
*	Less than 1%.
(1)	The business address for all current directors and executive officers is 7601 Penn Avenue South, Richfield, Minnesota, 55423.
(2)
The figure represents: (a) 168,107 outstanding shares owned by Ms. Barry; (b) 2,671 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Ms. Barry; and (c) options to purchase 198,329 shares, which Ms. Barry could exercise within 60 days of March 28, 2022. The figure does not include 89,000 shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 28, 2022 to the extent that performance objectives are determined to be achieved.

(3)
The figure represents: (a) 24,355 outstanding shares owned by Mr. Bilunas; and (b) options to purchase 13,410 shares, which Mr. Bilunas could exercise within 60 days of March 28, 2022. The figure does not include 12,037 shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 28, 2022 to the extent that performance objectives are determined to be achieved.

(4)
The figure represents: (a) 19,667 outstanding shares owned by Mr. Bonfig and (b) 3,215 outstanding shares held in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Bonfig. The figure does not include 4,922 shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 28, 2022 to the extent that performance objectives are determined to be achieved.

(5)
The figure represents outstanding shares owned by Mr. Harmon. The figure does not include 3,260 shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 28, 2022 to the extent that performance objectives are determined to be achieved.

2022 Proxy Statement	40

(6)
The figure represents: (a) 47,244 outstanding shares owned by Ms. Scarlett; and (b) options to purchase 18,487 shares, which Ms. Scarlett could exercise within 60 days of March 28, 2022. The figure does not include 12,424 shares underlying performance share awards that are subject to vesting and settlement within 60 days of March 28, 2022 to the extent that performance objectives are determined to be achieved.

(7)	The figure represents: (a) 10,000 outstanding shares owned by Ms. Caputo and (b) 38,139 restricted stock units, which Ms. Caputo could convert to shares within 60 days of March 28, 2022.
(8)	The figure represents: (a) 20,000 outstanding shares owned by Mr. Doyle and (b) 31,743 restricted stock units, which Mr. Doyle could convert to shares within 60 days of March 28, 2022.
(9)	The figure represents restricted stock units that could be converted to shares within 60 days of March 28, 2022.
(10)
The figure represents: (a) 8 outstanding shares held by a limited liability company formed by Mr. Marte’s spouse for the benefit of Mr. Marte and (b) 2,604 restricted stock units, which Mr. Marte could convert to shares within 60 days of March 28, 2022.

(11)
The figure represents: (a) the outstanding and attainable shares, restricted stock units and options described in the preceding footnotes (2) through (10); (b) 152,718 outstanding shares owned by other executive officers; (c) 2,424 restricted shares subject to time-based vesting schedules, which are held by other executive officers and which vest within 60 days of March 28, 2022; and (d) options to purchase 101,709 shares, which the other executive officers could exercise within 60 days of March 28, 2022. The figure does not include 29,408 shares underlying performance share awards of the other executive officers that are subject to vesting and settlement within 60 days of March 28, 2022, to the extent that performance objectives are determined to be achieved.

(12)
Mr. Schulze is our Founder and Chairman Emeritus. He is not a member of our Board and is not considered an executive officer but is listed here due to his status as a beneficial owner of more than 5% of our common stock. The figure represents: (a) 20,214,051 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of a trust for the benefit of Mr. Schulze, of which up to $150 million in aggregate value of shares have been pledged by the trust as collateral to secure a line of credit; (b) 1,153,938 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Grantor Retained Annuity Trust; (c) 950,169 outstanding shares held by a limited partnership of which Mr. Schulze is the sole general partner (Mr. Schulze has disclaimed beneficial ownership of these shares except to the extent of his pecuniary interest therein); (d) 31,672 outstanding shares held by a limited partnership of which a limited liability company owned by Mr. Schulze is the sole general partner; (e) 172,831 outstanding shares registered in the name of Mr. Schulze and a co-trustee, and held by them as trustees of the Sandra Schulze Revocable Trust dated June 14, 2001 (Mr. Schulze has disclaimed beneficial ownership of these shares); (f) 2,061 outstanding shares held in Mr. Schulze’s individual retirement account; (g) 763,248 outstanding shares owned by The Richard M. Schulze Family Foundation, of which Mr. Schulze is the sole director and (h) 72,390 outstanding shares registered in the name of the Trustee in connection with the Retirement Saving Plan for the benefit of Mr. Schulze.

(13)
Share numbers are as reported on the owner’s most recent Schedule 13G/A filed with the SEC on February 9, 2022, to report ownership as of December 31, 2021. The Vanguard Group has shared voting power over 364,536 shares, sole dispositive power over 26,760,732 shares and shared dispositive power over 945,135 shares.

(14)
Share numbers are as reported on the owner’s most recent Schedule 13G/A filed with the SEC on February 7, 2022, to report ownership as of December 31, 2021. BlackRock, Inc. has sole voting power over 18,969,792 shares and sole dispositive power over 21,872,180 shares.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and shareholders who beneficially own more than 10% of our common stock file initial reports of ownership with the SEC. They must also file reports of changes in ownership with the SEC. Based solely on our review of electronic filings with the SEC of such reports, management and the Board believe our directors, and executive officers who served during any part of fiscal 2022 and shareholders who beneficially own more than 10% of our common stock complied with the Section 16(a) filing requirements during the fiscal year ended January 29, 2022.

41	2022 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our Related Party Transactions Policy prohibits “related party transactions” unless approved by the Audit Committee and the Board. For purposes of our policy, a “related party transaction” is a transaction or series of transactions in which (a) the Company or a subsidiary is a participant, (b) the aggregate amount involved exceeds $120,000 and (c) any director, executive officer or shareholder beneficially owning more than 5% of our common stock, or any of their respective immediate family members has a direct or indirect material interest.
A related party transaction will generally not be approved unless it provides us with a demonstrable incremental benefit and the terms are competitive with those available from unaffiliated third parties. Only Board members who do not have an interest in the transaction are permitted to vote on a related party transaction. In addition, ongoing related party transactions are reviewed by the Audit Committee and the Board to ensure that such transactions continue to provide the necessary incremental benefit to us and have competitive terms. Each of the transactions discussed below were approved (or re-approved if ongoing) by the Audit Committee and the Board in March 2022, unless otherwise noted, in accordance with our Related Party Transactions Policy. We do not have any credit arrangements between our officers, directors, controlling persons and other insiders.
Richard M. Schulze
As of the date of this filing, Mr. Schulze owned approximately 10.3% of our common stock. On March 25, 2013, we entered into a letter agreement with Mr. Schulze pursuant to which, among other things, Mr. Schulze was given the lifetime honorary title of “Founder and Chairman Emeritus” of the Company, although he is not an executive and is no longer a member of our Board. Under this letter agreement, we agreed to compensate Mr. Schulze with an annual base salary of $150,000 through fiscal 2018 for his services as Chairman Emeritus, and to provide lifetime medical benefits for him, his spouse and his eligible dependents in accordance with our plans, practices, programs and policies in effect generally for our executives and their dependents. We also agreed to provide office space and administrative support, and to reimburse Mr. Schulze for his costs and out-of-pocket expenses incurred in the performance of his duties as Chairman Emeritus. The letter agreement’s term has been successively renewed since that time, including in 2021 for fiscal 2022, except as specifically described above in regard to certain lifetime health benefits.
Jason Bonfig
Mr. Bonfig’s fiancée is employed with us as a Vice President on our Omnichannel team at our corporate headquarters in Richfield, Minnesota. Her total cash compensation in fiscal 2022 was approximately $327,550. She also received an annual long-term incentive award of 1,322 time-based restricted shares, which vest in one-third increments on each anniversary of the grant for three years, and 395 performance shares, which vest after three years based on achievement of performance. Her award is consistent with awards for other employees at her level. She is eligible to receive employee benefits generally available to all employees. Her employment with us began in 1997. She is compensated at a level comparable to the compensation paid to unrelated employees in similar positions at Best Buy.

2022 Proxy Statement	42

AUDIT COMMITTEE REPORT
The key responsibility of the Audit Committee is to assist the Board in overseeing the integrity of the Company’s financial statements and financial reporting processes. The Audit Committee’s charter, which was approved by our Board, is posted on our website at www.investors.bestbuy.com. During fiscal 2022, the Audit Committee included five members. All Audit Committee members meet the SEC and NYSE definitions of independence and financial literacy for audit committee members. The Board has determined that Ms. McLoughlin, Mr. Marte and Mr. Millner are “audit committee financial experts” for purposes of SEC rules based on their relevant experience. No member of the Audit Committee serves on the audit committee of more than three public companies.
Committee Meetings
The Audit Committee met nine times during fiscal 2022. The Audit Committee schedules its meetings to ensure it has sufficient time to devote appropriate attention to all of its tasks. The Audit Committee meetings include regular executive sessions with our independent registered public accounting firm, Deloitte & Touche LLP (“D&T”), our internal auditors and management. The Audit Committee also discusses with our internal auditors and D&T the overall scope and plans for their respective audits.
Fiscal 2022 Audited Financial Statements
The Audit Committee, on behalf of the Board, reviewed and discussed with both management and D&T our annual audited consolidated financial statements for the fiscal year ended January 29, 2022, and our quarterly operating results for each quarter in such fiscal year, along with the related significant accounting and disclosure issues. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) (U.S.) and the Commission.
The Audit Committee reviewed and discussed with D&T its independence from us and our management. As part of that review, the Audit Committee received from D&T the written disclosures and the letter required by applicable rules of the PCAOB (U.S.) regarding the independent accountant’s communications with audit committees concerning independence. In addition, the Audit Committee reviewed all services provided by and the amount of fees paid to D&T in fiscal 2022. In reliance on the reviews and discussions with management and D&T, the Audit Committee believes that the services provided by D&T were compatible with, and did not impair, its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that our annual audited consolidated financial statements be included in our Annual Report on Form 10-K for the period ended January 29, 2022, for filing with the SEC.
AUDIT COMMITTEE
Thomas L. Millner (Chair)
Mario J. Marte
Karen A. McLoughlin
Claudia F. Munce
Steven E. Rendle

43	2022 Proxy Statement

ITEM OF BUSINESS NO. 2 — RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THIS SECTION SHOULD BE READ IN CONJUNCTION WITH THE “AUDIT COMMITTEE REPORT”
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. As part of this oversight, the Audit Committee considers the firm’s independence, qualifications, performance, and whether the independent registered public accounting firm should be rotated, as well as the impact of such a rotation. Deloitte & Touche LLP (“D&T”) has been retained as our independent registered public accounting firm since 2005. In compliance with Sarbanes-Oxley requirements, the Lead Audit Partner from D&T rotates off our account every five years, with oversight in selection by the Audit Committee. The last Lead Audit Partner rotation occurred in March 2021. The Audit Committee has appointed D&T as our independent registered public accounting firm for the fiscal year ending January 28, 2023. We will ask shareholders to ratify the appointment of D&T as our independent registered public accounting firm at the Meeting. Representatives of D&T are expected to attend the Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Principal Accountant Services and Fees
The Audit Committee is responsible for the audit fee negotiations associated with the retention of our independent registered public accounting firm. For the fiscal years ended January 29, 2022, and January 30, 2021, D&T served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for services rendered by D&T during fiscal 2022 and fiscal 2021, respectively. The fees listed below were pre-approved by our Audit Committee pursuant to the Audit Committee’s pre-approval policy as described below:
Service Type	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$ 3,135,000	$ 2,973,000
Audit-Related Fees(2)	1,034,000	368,000
Tax Fees(3)	150,000	—
Total Fees	$4,319,000	$3,341,000
(1)
Consists of fees for professional services rendered in connection with the audits of our consolidated financial statements and the effectiveness of our internal control over financial reporting for the fiscal years ended January 29, 2022, and January 30, 2021; the reviews of the consolidated financial statements included in each of our Quarterly Reports on Form 10-Q during those fiscal years; and consultations on accounting matters.

(2)	Consists primarily of fees for acquisition due diligence and statutory audit filings, as well as the audits of our retirement savings plans and foundation.
(3)	Consists of fees related to tax consulting services.
It is our policy that our independent registered public accounting firm be engaged to provide primarily audit and audit-related services. However, pursuant to the policy, in certain circumstances and using stringent standards in its evaluation, the Audit Committee may authorize our independent registered public accounting firm to provide tax services when it determines that D&T is the most efficient and effective tax service provider.
Pre-Approval Policy
Consistent with SEC rules regarding auditor independence, the Audit Committee is responsible for appointing, setting fees for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility and in accordance with the Securities Exchange Act of 1934, as amended, it is the policy of the Audit Committee to pre-approve all permissible services provided by our independent registered public accounting firm, except for minor audit-related engagements which in the aggregate do not exceed 5% of the fees we pay to our independent registered public accounting firm during a fiscal year.
Each year, prior to engaging our independent registered public accounting firm, management submits to the Audit Committee for approval a list of services expected to be provided during that fiscal year within each of the three categories of services described below, as well as related estimated fees, which are generally based on time and materials.

2022 Proxy Statement	44

Audit services include audit work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters and discussions surrounding the proper application of financial accounting and/or reporting standards.
Audit-related services include assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, statutory audits, employee benefit plan audits and special procedures required to meet certain regulatory requirements.
Tax services include tax consulting services, as well as compliance and other services performed by the independent registered public accounting firm when it is most efficient and effective to use such firm as the tax service provider.
As appropriate, the Audit Committee then pre-approves the services and the related estimated fees. The Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the estimate periodically throughout the year by category of service. During the year, circumstances may arise when it becomes necessary to engage our independent registered public accounting firm for additional services not contemplated in the initial annual proposal. In those instances, the Audit Committee pre-approves the additional services and related fees before engaging our independent registered public accounting firm to provide the additional services.
Board Voting Recommendation
The members of the Audit Committee and the Board believe that the continued retention of D&T to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and our shareholders. The Board recommends that shareholders vote FOR the proposal to ratify the appointment of D&T as our independent registered public accounting firm for the fiscal year ending January 28, 2023.
The affirmative vote of a majority of the voting power of the shares present and entitled to vote at the Meeting is required to ratify D&T as our independent registered accounting firm.
Although ratification is not required pursuant to our By-laws or otherwise, the Board is submitting the selection of D&T to our shareholders for ratification because we value our shareholders’ views on the Company’s independent registered public accounting firm. If the appointment of D&T were not to be ratified by the shareholders, the Audit Committee would not be required to appoint another independent registered public accounting firm but would give consideration to an unfavorable vote. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

45	2022 Proxy Statement

ITEM OF BUSINESS NO. 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are providing our shareholders with an opportunity to cast an advisory vote, a “Say on Pay,” regarding our fiscal 2022 named executive officer (“NEO”) compensation program, as described in the Executive and Director Compensation section of this proxy statement.
Information About the Advisory Vote to Approve Named Executive Officer Compensation
The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the Company’s NEOs. While the advisory vote to approve the compensation of our named executive officers is not binding, it provides useful information to our Board and Compensation Committee regarding our shareholders’ views of our executive compensation philosophy, policies and practices. The Compensation Committee values our shareholders’ opinions and will take the results of the vote into consideration when determining the future compensation arrangements for our named executive officers. At the Company’s 2019 Regular Meeting of Shareholders, our shareholders voted to hold the non-binding shareholder vote to approve the compensation of our named executive officers each year. Accordingly, the Company currently intends to hold such votes annually. The next such vote is expected to be held at the Company’s 2023 Regular Meeting of Shareholders.
As detailed in the Executive and Director Compensation — Compensation Discussion and Analysis section, we believe our fiscal 2022 executive compensation program reflects market appropriate practices and balances risk and reward in relation to our overall business strategy. Our executive compensation program is focused on pay-for-performance and seeks to mitigate risks related to compensation to ensure management and shareholder interests in long-term value creation are aligned.
Accordingly, we ask that our shareholders cast an advisory vote to approve the following resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the named executive officers for the fiscal year ended January 29, 2022, as described in the Executive and Director Compensation — Compensation Discussion and Analysis section and the compensation tables and related material disclosed in the Company’s proxy statement for its 2022 Regular Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Board Voting Recommendation
Our Board recommends an advisory vote FOR approval of the fiscal 2022 compensation of our NEOs as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The affirmative vote of at least a majority of the voting power of the shares present, in person or by proxy, and entitled to vote is required for advisory approval of our NEO compensation.
It is intended that, unless otherwise instructed, the shares represented by proxy will be voted “FOR” the advisory vote on our named executive compensation.

2022 Proxy Statement	46

EXECUTIVE AND DIRECTOR COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis describes how the Compensation Committee of the Board decided to compensate our fiscal 2022 Named Executive Officers (“NEOs”):
Name	Principal Position
Corie Barry	Chief Executive Officer
Matt Bilunas	Executive Vice President, Chief Financial Officer
Jason Bonfig	Executive Vice President, Chief Merchandising Officer
Damien Harmon	Executive Vice President, Omnichannel
Kamy Scarlett	Executive Vice President, Human Resources & Best Buy Canada
The Compensation Discussion and Analysis portion of our proxy statement includes the following:
CD&A Section	What’s included?
Executive Summary
Highlights of our executive compensation program, including our shareholder engagement process and Committee consideration of Say on Pay votes, and a summary of our fiscal 2022 executive compensation decisions

Compensation Philosophy, Objectives & Policies	Overview of the philosophy, objective & policies utilized by the Compensation Committee in implementing our executive compensation program
Governance	Summary of the key participants in our executive compensation process and the role each plays in the decision-making
Factors in Decision-Making	Overview of factors considered by the Compensation Committee in its decision-making process
Executive Compensation Elements	Description of each element of our NEO pay mix within our executive compensation program, including specific details regarding decisions made within each element

47	2022 Proxy Statement

Executive Summary
After an unusual year in fiscal 2021 where the Compensation Committee adapted its compensation oversight and decision-making process to align with the rapidly evolving state of the business, fiscal 2022 brought stability and a return to the Committee’s well-established approach to executive compensation. Actions such as temporary pay reductions and annual incentive plan modifications were replaced by the regular annual process of NEO pay review and a full-year annual incentive pay opportunity based upon financial metrics.
Fiscal 2022 included a leadership change due to the departure of our former Chief Operating Officer, Mike Mohan, in June 2021. This departure led to some additional compensation actions for some of our NEOs as a result of increases in responsibility.
Even as the COVID-19 pandemic continued to present challenges, the Company remained committed to making progress on our purpose to enrich lives through technology. We do that by leveraging our unique combination of tech expertise and human touch to meet our customers’ every day needs whether they come to us online, visit our stores or invite us into their homes. The financial results we achieved in fiscal 2022, as summarized below, demonstrate that we were able to deliver strong results by executing on our strategies.

*	For GAAP to non-GAAP reconciliations, please refer to the schedule entitled Reconciliation of Non-GAAP Financial Measures.
The strong performance in fiscal 2022 resulted in short-term incentive award payouts of 183% of the target. See the Executive Compensation Elements—Short-Term Incentive section for our description of our fiscal 2022 STI plan. The results of the Enterprise Revenue and Total Shareholder Return (“TSR”) portions of the Performance Share Awards that are earned based on a three-year performance period, including fiscal 2022, have not been approved by the Compensation Committee as of the date of this filing. The Enterprise Revenue portion of these awards is based on the compound annual growth rate of Enterprise Revenue for fiscal 2020 through fiscal 2022. The TSR portion of these awards is based on a comparison of TSR in the first quarter of fiscal 2020 with the first quarter of fiscal 2023. We anticipate the Compensation Committee will review results and make a determination on the payout of these awards following the conclusion of the first quarter of fiscal 2023. These awards and payouts are explained in further detail within the Executive Compensation Elements section of this proxy statement.
As the Company looks ahead in fiscal 2023, the Committee and management are continuing to balance the need to attract, motivate and retain executive talent through performance-based compensation with an enduring focus on the Company’s long-term strategy. This requires focus on a multi-year view of performance against the Company’s long-term plans to avoid compensation outcomes driven by temporary external factors, and we remain committed to delivering on our three-year commitments even in the face of unprecedented uncertainties.

2022 Proxy Statement	48

Prior “Say on Pay” Votes
We are also pleased that 94.1% of the votes cast on the advisory “Say on Pay” proposal at the 2021 Meeting of shareholders were voted in favor of our executive compensation program.

SAY-ON-PAY VOTING RESULTS
For
Against
80
60
40
20
96.4
96.2
95.4
94.9
94.1
2017
2018
2019
2020
2021

We believe the high level of support we received from shareholders for the last several years is driven by our performance and by our continued commitment to align pay and performance. In the fall of fiscal 2022, following our 2021 Meeting, we reached out to our top forty shareholders, representing approximately 64% of our outstanding shares, offering to discuss any questions or concerns regarding our executive compensation and governance practices, our diversity and inclusion and ESG initiatives and related disclosure. As a result of these outreach efforts, we engaged in direct conversations with several shareholders to answer questions, provided commentary on the compensation decisions made during the year, and received feedback to be considered when making future decisions. During these conversations, shareholders also indicated broad directional support for our compensation programs. Further, as discussed in the Corporate Governance at Best Buy — Shareholder Engagement section, we regularly engage with our shareholders throughout the year regarding their various priorities, and we welcome their feedback on our practices and policies.
Compensation Philosophy, Objectives and Policies
The Company’s compensation philosophy is performance-based and designed to ensure that executive compensation and shareholders’ interests are aligned. To that end, the Compensation Committee works to ensure that base salaries are market competitive, and short- and long-term incentives are heavily weighted toward Company performance and are within the range of market practice.
We achieve these objectives by using programs that are designed to align employee interests with Company goals and create a common vision of success without undue risk.
We continue to utilize the following executive compensation policies and practices:
•
Pay-for-performance. We tie pay to performance. The majority of executive pay is not guaranteed but instead tied to performance metrics designed to drive shareholder value. We use multiple performance metrics that differ for long-term and short-term plans. A significant amount of our long-term incentive program is performance-based, and long-term and short-term incentives comprise a majority of our total compensation opportunity.

•
Mitigate undue risk. We mitigate undue risk by, among other things, utilizing caps on incentive award payments and vesting periods on long-term incentive awards, clawback provisions, restrictive covenants and multiple performance metrics. The Compensation Committee annually reviews our compensation risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

49	2022 Proxy Statement

•
Independent Compensation Committee and compensation consultant. The Compensation Committee is comprised solely of independent directors. The Compensation Committee’s independent compensation consultant is retained directly by the Compensation Committee and performs no other consulting or other services for the Company.

•
Shareholder engagement. We routinely engage with shareholders regarding executive compensation and related issues. We provide shareholder feedback to the Compensation Committee, which considers the feedback when reviewing executive compensation programs and policies.

•
Re-pricing of stock options. Stock options may not, without the approval of our shareholders, be (i) amended to reduce their initial exercise price (except for adjustments in the case of a stock split or similar event); (ii) cancelled and replaced by stock options having a lower exercise price; or (iii) cancelled and replaced with cash or other securities.

•
Stock ownership and trading policies. We have stock ownership guidelines for all of our executive officers and Board members. As of the end of fiscal 2022, each NEO and director was in compliance with the guidelines. We prohibit all employees, including our executive officers and members of the Board, from hedging Company securities. Executive officers and Board members are also prohibited from pledging Company securities as collateral for a loan or from holding Company securities in a margin account.

•
Health, retirement and other benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs. NEOs are provided with annual executive physical exams, supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives.

Governance
The following table summarizes the roles of each of the key participants in the executive compensation decision-making process for our NEOs.
Key Participant
Compensation Committee
Role in Decision-Making Process
• Establishes our compensation objectives.

• Determines, approves and oversees executive compensation, including the design, competitiveness and effectiveness of our compensation programs.

• The Compensation Committee’s charter is available on our website at www.investors.bestbuy.com.

Compensation Committee’s Independent Compensation Consultant
Role in Decision-Making Process

• Reviews the recommendations of management with the Compensation Committee to ensure that the recommendations are aligned with our objectives and are reasonable when compared to our market for executive and director talent.

• Assists the Compensation Committee in the design of the variable incentive plans, the determination of the overall compensation mix, the selection of performance metrics and the setting of the performance goals and ranges.

• Provides analysis and crafts recommendations for the Compensation Committee in the setting of CEO compensation opportunity.

• Reviews the results of the compensation risk assessment with the Compensation Committee, including key observations and conclusions.

• Provides perspective on market practice and information about emerging trends.

• The Compensation Committee has sole discretion and adequate funding to engage consultants in connection with compensation-related matters. Frederic W. Cook & Co., Inc. has served as the Compensation Committee’s independent compensation consultant since the fall of 2012.

2022 Proxy Statement	50

CEO
Role in Decision-Making Process

• Creates and presents recommendations to the Compensation Committee for our other executive officers and provides her own perspective. Does not participate in, or otherwise influence, recommendations regarding her own compensation.

Human Resources (“HR”) and Finance
Role in Decision-Making Process

• HR provides the Compensation Committee with market analytics in support of the CEO’s recommendations for our executive officers. As necessary, HR engages outside consultants to assist with its analytics and recommendations. Finance provides the Compensation Committee with financial analytics in support of the short- and long-term program design, target setting and evaluation of results.

Compensation Consultant Independence
The Compensation Committee reviewed the independence of Frederic W. Cook & Co., Inc. (“FW Cook”) under NYSE and SEC rules. Based on its review and information provided by FW Cook regarding the provision of its services, fees, policies and procedures, presence (if any) of any conflicts of interest, ownership of Best Buy stock and other relevant factors, the Compensation Committee concluded that the work of FW Cook has not raised any conflicts of interest and deemed them to be an independent advisor to the Compensation Committee.
Factors in Decision-Making
Market Competitive Data. For fiscal 2022, each element of compensation and the level of total direct compensation for our NEOs were considered against market benchmarks and views of individual performance. Our Compensation Committee reviewed publicly available compensation data and private surveys for our peer group of companies, Fortune 100 companies and general and retail industry survey data. We used available information and monitored actions taken by our peer group to evaluate market trends and to assess the long-term incentive program and overall competitiveness of our executive compensation levels. We did not, however, seek to establish any specific element of compensation or total direct compensation that falls within a prescribed range relative to our peer group of companies or the Fortune 100 companies.
Change in Peer Group for Fiscal 2022. We review our peer group annually. The Compensation Committee strives to ensure that our peer group is an accurate reflection of our business model, represents the labor market for executive talent and includes external perspectives. For fiscal 2022, the peer group was approved after consideration of the following criteria:
•	Business model: combination of physical retailers, e-commerce retailers, digital companies, global companies and iconic brands;
•	Size: revenue similar to ours;
•	Current peers: preference, but not obligation, toward consistency in an effort to maintain reliability from year to year in the results of our compensation analysis; and
•	Labor market consideration: companies that listed us as a peer.
The Compensation Committee considered the Company’s position relative to the peer group on the basis of earnings, revenue and market cap, and made no changes to our peer group for fiscal 2022 from fiscal 2021 other than the removal of DaVita Inc. For fiscal 2022, our peer group consisted of the following companies:
Amazon.com, Inc.	The Home Depot, Inc.	Nordstrom, Inc.
CarMax, Inc.	Kohl’s Corporation	Target Corporation
CDW Corporation	Lowe’s Companies Inc.	Wal-Mart, Inc.
CVS Health Corporation	Macy’s, Inc.	Walgreens Boots Alliance, Inc.
eBay Inc.	Nike, Inc.

51	2022 Proxy Statement

Executive Compensation Elements
Overview. Our NEOs’ compensation in fiscal 2022 included the following elements (for additional details on specific awards, see the discussion below and the Compensation of Executive Officers — Summary Compensation Table section):
Compensation Component	Key Characteristics	Link to shareholder value	How we determine amount
Base Salary	Cash; reviewed annually and adjusted if appropriate.	Provide competitive, fixed compensation to attract and retain executive talent who drive superior performance.	Consider individual contributions to business outcomes, scope and responsibilities, role changes and/or market data.
Short-Term Incentive (“STI”)	Cash. Variable compensation component. Performance-based award opportunity.	Incentive targets are tied to the achievement of key measures tied to our long-term strategy.	Metrics are selected based on key components of the Company’s strategic plan. Fiscal 2022 metrics were: • Enterprise Operating Income – 33.33% • Enterprise Revenue – 33.33% • Shared Success – 33.34%
Long-Term Incentive (“LTI”)	Performance share awards, stock options and restricted shares, subject to certain performance-conditions and/or time-based vesting requirements.	Create a strong financial incentive for increasing shareholder value, encourage ownership stake, and promote retention.
Grant award levels are based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations and market data. (Actual payout typically based on performance over the three-year performance period.)

Health, Retirement and Other Benefits	Eligibility to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans.	Plans are part of our broad-based employee benefits programs designed to promote health, well-being and financial security for all employees.	The NEOs are eligible to participate in the same employee benefits offered to all U.S.-based officers.
Executive Benefits
Annual executive physical exam, supplemental long-term disability insurance, and tax planning/preparation services. Limited personal use of private jet services is permitted for the CEO and, with the CEO’s authorization, other Company employees, including each of our NEOs, in accordance with our private jet use policy.
Provide competitive benefits to promote the health, well-being and financial security of our executive officers.
No material changes were made to the NEOs’ benefits in fiscal 2022 other than the adoption of a revised private jet use policy. All NEOs are eligible to participate in these benefits, except that use of private jet services is limited to the CEO in accordance with our private jet use policy, unless such use by another NEO is authorized by the CEO.

2022 Proxy Statement	52

Fiscal 2022 Pay Mix. The Compensation Committee emphasizes variable performance-based pay when setting the target pay mix for our executive officers but does not establish a set pay mix for them. The target pay mix for fiscal 2022 for our CEO and other NEOs, on average, is shown below. Actual salary levels, STI awards (discussed in further detail in the Short-Term Incentive section) and LTI awards (discussed in further detail in the Long-Term Incentive section) vary based on the market analysis described above. Approximately 90% of the CEO’s target pay and, on average, approximately 74% of the other NEOs’ target pay is variable based on operating performance, changes in our stock price and/or total shareholder return relative to the S&P 500 companies.

Each element in the pay mix is discussed below and shown in the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Base Salary
In March 2021, the Compensation Committee reviewed the total compensation for each NEO. The Compensation Committee approved base salary increases for Ms. Barry and Ms. Scarlett, and Messrs. Bilunas, Bonfig and Harmon based on role, responsibilities and relevant market data.
Name	Fiscal 2022 End-of-Year Annual Base Salary	Fiscal 2022 Beginning-of-Year Annual Base Salary	Percent Change
Ms. Barry	$1,300,000	$1,160,000	12.1%
Mr. Bilunas	800,000	775,000	3.2%
Mr. Bonfig	650,000	625,000	4.0%
Mr. Harmon	625,000	550,000	13.6%
Ms. Scarlett	875,000	800,000	9.4%

53	2022 Proxy Statement

Short-Term Incentive
Our executive compensation programs are designed to ensure that a significant percentage of total compensation is linked to Company performance. The Compensation Committee reviewed the target payout percentages for our NEOs under the fiscal 2022 STI plan as part of its review of the NEOs’ total fiscal 2022 target compensation in March 2021. The Compensation Committee generally applies a tiered approach in determining the potential target payout ranging from 100% to 200% of annual earnings. The specific target payout percentage for each NEO is determined based on external market data (including survey and proxy data from the Fortune 100 and our peer group) for equivalent roles, with emphasis placed on job value and internal pay equity among the NEOs. The target payout percentages for each NEO either remained the same as in fiscal 2021 or increased in light of changes in responsibilities and market factors.
Name	Fiscal 2021 Target Payout Percentage	Fiscal 2022 Target Payout Percentage
Ms. Barry	200%	200%
Mr. Bilunas	150%	150%
Mr. Bonfig	100%	100%
Mr. Harmon(1)	75%	100%
Ms. Scarlett	150%	150%
(1)	The STI target payout percentage for Mr. Harmon was increased during fiscal 2022 based on changes in his role and responsibilities.
Fiscal 2022 STI Performance Criteria. Metrics were selected based on key components of the Company’s strategic plan. The following performance metrics determined the payouts for the fiscal 2022 STI plan:
STI Metric	Metric Weighting	Definition
Compensable Enterprise Operating Income	33.33%	Enterprise non-GAAP operating income, adjusted for foreign exchange rate variances.
Enterprise Revenue	33.33%	Enterprise Revenue includes all revenue streams, including stores that recently opened or closed as well as mergers and acquisitions.
Shared Success	33.34%
Continue to reinforce the decision-making process adopted by senior leadership and the Board to manage the Company during the COVID-19 crisis. The fiscal 2022 framework was comprised of three pillars: employee and customer safety, financial strength, and strategic progress.

In light of the Company’s ability to effectively adapt to the challenges presented by the COVID-19 pandemic, as well as the fiscal 2021 performance results, the Committee elected to return to a plan design concentrated on financial performance metrics. The ongoing need for flexibility, collaboration and prioritization of needs supported the continued inclusion of a flexible Shared Success component as a smaller portion of the plan.
In March 2021, the Compensation Committee approved the performance goals for each of the financial metrics. The minimum, target and maximum goals for each metric were evaluated to ensure they would incentivize the desired level of performance for each priority. The goals are set each year considering anticipated year-over-year industry trends, product cycles and other market factors. At the time the performance goals were set for Enterprise Operating Income and Enterprise Revenue, the Company had completed a successful fiscal 2021 but was still facing a challenging environment due to the level of uncertainty about the year ahead. These short-term pressures were balanced against our multi-year financial commitments communicated to shareholders.

2022 Proxy Statement	54

The Shared Success framework was carried over from fiscal 2021 as one component of the plan to reinforce the flexible decision-making process adopted by senior leadership and the Board to manage the Company during the pandemic. This framework for fiscal 2022 centered on three pillars: employee and customer well-being, financial strength and strategic progress.
Employee and Customer Well-Being	Financial Strength	Strategic Progress
As the business continues to evolve in an environment shaped by the pandemic, we maintain an explicit focus on the safety and well-being of our customers and employees.
We have accelerated progress against our long-term financial goals; while we will need to recalibrate our expectations for performance this year, the foundational elements of our financial success will continue to center on evolving our operating model and store portfolio, removing cost from the business and prioritizing strategic investments.
The environment has not changed our strategy, it has pushed us to go faster. We will judge our success in delivering progress on our strategies.
Relative weightings for the three pillars and specific objectives under each pillar were purposefully flexible to encourage creative decision-making as environmental conditions evolved. The Committee charged management with updating the Committee on actions taken and results throughout fiscal 2022 relative to this framework. At the end of fiscal 2022, management presented its summary of actions taken throughout the year and a recommendation for the Shared Success Score. The Board was proud of the Company’s ability to continue to navigate the extraordinary environment while delivering for our customers, employees and shareholders. In discussing the Shared Success Score, the Committee focused on the following key results:
Employee & Customer Well-Being.
•
For our customers, we enabled measures to lessen the risks of human interaction (e.g., curbside, no-contact delivery) for customers and proactively communicated the bilateral safety expectations. We also implemented a free COVID-19 testing program for employees to ensure safer interactions for our customers and provided incentives for Best Buy employees to get vaccinated.

•
For our employees, we invested in paid leave; invested in Wellthy Concierge Service, which provides personalized help for our employees in times of need (e.g., emergency housing, substance abuse help and complex eldercare issues); created the HOPE fund in partnership with the Richard M. Schultze Family Foundation, which provides for employees in hardship situations; and invested heavily in COVID-19 support.

Financial Strength.
•
Building from the momentum started in fiscal 2021, we continued to pilot and experiment with new store portfolio approaches with the goal of serving customers with better omni-channel experiences with a lower cost to serve them. We have been progressing with a series of experiments at both the store and market level.

•	Followed up $500 million in savings delivered in fiscal 2021 with an additional $200 million of domestic cost transformation in fiscal 2022.
Strategic Progress.
•	Prioritizing the capacity to invest in our longer-term growth is essential to our longer-term success. Examples of our strategic investments in fiscal 2022 include:
○	The purchase of Current Health, which provides Best Buy Health key capabilities needed to deliver in home care;
○	The purchase of Yardbird, which expands our sales into a growing adjacent category and ultimately will provide opportunities to deliver more comprehensive solutions to customers;
○	The launch of Totaltech to deepen the relationships we have with our customers to drive greater spend and loyalty with Best Buy; and
○	Our investment in solar energy fields to drive our environmental stewardship responsibilities.

55	2022 Proxy Statement

The following chart shows actual fiscal 2022 performance compared to the minimum, target and maximum goals for Enterprise Operating Income and Enterprise Revenue. For each metric, minimum performance against the goal results in no payout, target performance results in a 1.00 payout, and maximum performance results in a 2.00 payout.
Metric ($ in millions)	Minimum	Target	Maximum	Actual Result	Metric Score
Compensable Enterprise Operating Income(1)	$2,155	$2,378	$2,530	$3,102	2.0
Enterprise Revenue(2)	$44,899	$46,781	$47,735	$51,687	2.0
Shared Success(3)	N/A	N/A	N/A		1.5

		Fiscal 2022 Blended Score:			1.83
(1)
Compensable Enterprise Operating Income was determined based on the non-GAAP operating income from continuing operations of $3,092 million in our Annual Report on Form 10-K for fiscal 2022, adjusted for unusual or nonrecurring gains, including acquisition related operating income, and differences from targeted foreign exchange rates.

(2)
Compensable Enterprise Revenue was determined based on the non-GAAP revenue from continuing operations of $51,761 million in our Annual Report on Form 10-K for fiscal 2022, adjusted for unusual or nonrecurring gains, including acquisition related revenue, and differences from targeted foreign exchange rates.

(3)	The Shared Success score was determined based on the Committee’s review of Company performance as discussed above the table.
The following chart shows fiscal 2022 STI opportunities and payments as a dollar value and percent of annual base salary (based on their eligible base salary as of the 15th day of each fiscal month):
Name	Fiscal 2022 Annual Base Salary(1)	Target Payout Percentage	Target Payout Value, Based on Annual Earnings	Fiscal 2022 STI Score(2)	Fiscal 2022 STI Payment
Ms. Barry	$1,276,667	200%	$2,553,334	1.83	$4,681,026
Mr. Bilunas	795,834	150%	1,193,751	1.83	2,188,503
Mr. Bonfig	645,833	100%	645,833	1.83	1,184,007
Mr. Harmon(3)	612,500	95%	581,875	1.83	1,080,884
Ms. Scarlett	862,500	150%	1,293,750	1.83	2,371,833
(1)
Annual base salary is based on the average of each NEO’s annual base salary rate on the 15th fiscal day of each month for twelve months of the fiscal year. This number may differ slightly from actual earnings listed in the Summary Compensation Table.

(2)	The full fiscal 2022 STI score of 1.8333 has been abbreviated for the table.
(3)
The STI Target for Mr. Harmon was increased during fiscal 2022 based on changes in role and responsibilities, therefore the percentage shown in the “Target Payout Percentage” column reflects an approximate blended rate.

2022 Proxy Statement	56

Long-Term Incentive
Awards of equity-based LTI compensation to our executive officers enhance the alignment of interests of our NEOs and shareholders. All LTI awards for our NEOs and directors must be approved by the Compensation Committee. In March 2021, the Compensation Committee approved LTI awards to our NEOs pursuant to our fiscal 2022 LTI program under our 2020 Omnibus Incentive Plan.
The fiscal 2022 LTI program primarily featured a mix of performance share awards and performance-conditioned time-based restricted shares. This results in a balanced portfolio of compensation rewards for NEOs, with performance share awards based on relative total shareholder return (to reward relative performance) and time-based restricted shares (to reward earnings and promote retention), as shown below.
Name	Time-Based Restricted Shares	Performance- Conditioned Time- Based Restricted Shares	Performance Share Awards
Ms. Barry	—	50%	50%
Mr. Bilunas	—	50%	50%
Mr. Bonfig*	75%	—	25%
Mr. Harmon*	75%	—	25%
Ms. Scarlett	—	50%	50%
*	Messrs. Bonfig and Harmon received time-based restricted shares because they were not members of Ms. Barry’s direct report team at the time of the annual grant.
Form of Fiscal 2022 LTI Award. The NEOs receive an LTI grant once per year at a regularly scheduled Compensation Committee meeting that typically occurs in the first quarter of our fiscal year. In addition, our NEOs can receive supplemental equity awards when warranted to bring their annual compensation in line with market pay or to reflect an increase in responsibilities. In fiscal 2022, the closing price of our common stock on the grant date and an accounting valuation for each type of award was used to convert the award dollar value to a number of units.
In addition, restricted stock and performance share awards include dividend equivalents, which begin to accrue for each declared dividend following the grant but are not converted into dividends until the restricted shares underlying the grants are earned, vested or payable.
The fiscal 2022 LTI program was modified from our fiscal 2021 LTI program both in terms of types of grants and the mix for those grant types. Stock options and performance shares based on enterprise revenue growth were removed from the plan. The mix for the fiscal 2022 grant was 50% performance shares based on total shareholder return, and 50% time-based restricted shares with an Adjusted Net Earnings (as defined below) performance condition attached for the CEO and her direct reports. The mix for the other NEOs, who were not members of Ms. Barry’s direct report team at the time of the annual grant, was 25% performance shares based on total shareholder return, and 75% time-based restricted shares.
Determination of Fiscal 2022 LTI Target Award Values. In March 2021, the Compensation Committee approved the executive team’s fiscal 2022 compensation, which included increased target award values for Ms. Barry and Ms. Scarlett to reflect market adjustments. LTI award amounts are determined based upon analysis of external market data, with overall compensation mix and external market data for equivalent roles being key factors in the determination of the award made to each NEO. The fiscal 2022 LTI awards for each NEO are set forth below:
Name	No. of Performance- Conditioned Time- Based Restricted Shares	No. of Time- Based Restricted Shares	Target No. of Shares under Performance Share Award	Annual Grant: Target Grant Date Value(1)	One-Time Grant: Target Grant Date Value(1)
Ms. Barry	40,613	—	36,294	$9,600,000	—
Mr. Bilunas	8,461	8,461(2)	7,562	$2,000,000	$1,000,000
Mr. Bonfig	—	26,547(3)	1,607	$850,000	$2,500,000
Mr. Harmon	—	25,596(4)	1,324	$700,000	$2,500,000
Ms. Scarlett	6,769	—	6,049	$1,600,000	—
(1)
The amounts reflect the annual LTI target grant date dollar values, or the target grant date values of one-time awards, approved by the Compensation Committee. This dollar value is converted into a number of restricted shares or performance share awards using an estimate

57	2022 Proxy Statement

or approximation of the price of a share of our common stock as of the grant date (unless otherwise noted in this table), and a Monte Carlo simulation for shares under performance share awards that have a market condition for vesting. These values differ from those portrayed in the Summary Compensation Table and Grants of Plan-Based Awards Table because there the grant date fair value of each award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”), and here, the shares are based on an estimate of the grant date fair value determined under ASC Topic 718 as close to the grant date as possible.
(2)
The amount reflects a one-time grant of time-based restricted shares granted to Mr. Bilunas in March 2021 reflective of market pay conditions. The target grant date dollar value approved by the Compensation Committee for the one-time award, as reflected in the “One-Time Grant: Target Grant Date Value” column, was $1,000,000.

(3)
The amount reflects the time-based restricted shares from Mr. Bonfig’s annual LTI award (5,394) as well as a one-time grant of time-based restricted shares (21,153 shares) granted in March 2021 reflective of Mr. Bonfig’s increased responsibilities related to the departure of our former Chief Operating Officer. The target grant date dollar value approved by the Compensation Committee for the one-time award, as reflected in the “One-Time Grant: Target Grant Date Value” column, was $2,500,000.

(4)
The amount reflects the time-based restricted shares from Mr. Harmon’s annual LTI award (4,443) as well as a one-time grant of time-based restricted shares (21,153 shares) granted in March 2021 reflective of Mr. Harmon’s increased responsibilities related to the departure of our former Chief Operating Officer. The target grant date dollar value approved by the Compensation Committee for the one-time award, as reflected in the “One-Time Grant: Target Grant Date Value” column, was $2,500,000.

Performance-conditioned Time-based Restricted Share Awards. The performance-conditioned time-based restricted shares vest in equal installments of one-third on each of the first three successive anniversaries of the grant date, provided the performance condition has been met in any fiscal year during the term of the award and the NEO has been continually employed with us through those dates. The vesting of these shares is conditioned upon the Company’s achievement of positive Adjusted Net Earnings. Adjusted Net Earnings means net earnings determined in accordance with GAAP, adjusted to eliminate the following: (1) the cumulative effect of changes in GAAP; (2) gains and losses from discontinued operations; (3) extraordinary gains and losses; and (4) other unusual or nonrecurring gains or losses which are separately identified and quantified, including merger-related charges. Achievement of positive Adjusted Net Earnings may occur in any fiscal year during the term of the award for the award to begin to vest. For example, if the performance condition is not achieved until year two, two-thirds of the award will vest following Compensation Committee approval of achievement of the performance condition, with the remaining one-third to vest in the third year of the award.
Time-based Restricted Share Awards. The time-based restricted shares vest in equal instalments of one-third on the three successive anniversaries of the grant date, provided the NEOs have been continually employed with us through those dates.
Performance Share Awards. The performance share awards are earned based on total shareholder return (“TSR”) relative to the S&P 500 Index over a three-year period. TSR was selected as the metric based on its direct link to shareholder value creation. The S&P 500 is used as a proxy for the broad variety of other investment opportunities available to investors. The relative TSR performance goals are as follows:
	Relative TSR Percentile Ranking	No. of Shares Earned (as % of Target)
Less than Threshold	Less than 30th Percentile	—%
Threshold	30th Percentile	50%
Target	50th Percentile	100%
Maximum	70th Percentile	150%
The number of performance shares earned are interpolated on a linear basis for performance between Threshold and Target and between Target and Maximum.
Performance Share Payouts. For performance share awards that were paid out in fiscal 2022, the Compensation Committee had adopted a performance share plan design based on two metrics. The first was based on relative TSR versus the S&P 500 Index over the 36-month period from February 4, 2018, to January 30, 2021 (the “FY19 TSR Awards”) and the second was based on the compound annual growth rate of enterprise revenue over the 36-month period from February 4, 2018, to January 30, 2021 (the “FY19 Revenue Awards”). All performance share awards were eligible to vest (0 to 150%) after the three-year period if the respective performance criteria were met. Because the Company’s TSR during the performance period exceeded the 70th percentile of all companies in the S&P 500, the Compensation Committee approved a payout for the FY19 TSR Awards at the maximum of 150% in fiscal 2022. Additionally, because the Company’s enterprise revenue compound growth rate over the performance period

2022 Proxy Statement	58

exceeded the maximum performance threshold of 2.0%, the Compensation Committee approved a payout for the FY19 Revenue Awards at the maximum of 150% in fiscal 2022. All performance share award payouts to our NEOs during fiscal 2022 are reflected in the Compensation of Executive Officers — Option Exercises and Stock Vested section.
Other Compensation
Health, Retirement and Other Benefits. NEOs are eligible to participate in benefit plans generally available to our employees, including health, retirement, stock purchase, severance, paid time off, life insurance and disability plans. We do not have an executive retirement plan that provides extra retirement benefits to the NEOs. NEOs are provided with a deferred compensation plan, annual executive physical exams (this benefit also applies to spouses and partners), supplemental long-term disability insurance and tax planning/preparation services consistent with those provided to other executives. A summary of these benefits is provided in the following table:
Benefit	All Full-Time U.S.-Based Employees	Named Executive Officers
Accidental Death & Dismemberment	•	•
Deferred Compensation Plan		•
Employee Discount	•	•
Employee Stock Purchase Plan	•	•
Health Insurance	•	•
— Executive Physical Exam		•
Life Insurance	•	•
Long-Term Disability	•	•
— Executive Long-Term Disability		•
Retirement Savings Plan	•	•
Severance Plan	•	•
Short-Term Disability	•	•
Tax Planning and Preparation		•
We provide the executive benefits noted above to compete for executive talent and to promote the health, well-being and financial security of our NEOs. A description of executive benefits, and the costs associated with providing them for the NEOs, are reflected in the “All Other Compensation” column of the Summary Compensation Table as found in the Compensation of Executive Officers section of this proxy statement.
Private Jet Use Policy. We lease an interest in aircraft enrolled in a fractional share program managed by a third-party provider. Use of this aircraft is governed by our Private Jet Use Policy. Under the policy, only the CEO is allowed to request private jet services for business or personal travel; however, the CEO may authorize the use of private jet services by any Company employee, including each of our NEOs. When the leased private jet is used for personal travel, the policy requires that all charges associated with the trip invoiced by the third-party provider must be paid by the executive within a reasonable time of the travel, not to exceed ninety days.
Severance Plan. We have a severance plan that complies with the applicable provisions of the Employee Retirement Income Security Act (“ERISA”). The purpose of the severance plan is to provide financial assistance to employees while they seek other employment, in exchange for a release of any claims. Although there are differences in benefits depending on the employee’s job level, the basic elements of the plan are comparable for all eligible employees. The plan generally covers all full-time and part-time U.S. employees of Best Buy Co., Inc. and Best Buy Stores, L.P. and their respective direct and indirect U.S.-domiciled subsidiaries, including the NEOs, except for those subject to a separate severance agreement or specifically excluded.
The plan covers involuntary terminations due to job elimination, reduction in force, business restructuring and other circumstances as we determine. Eligible terminated employees receive a severance payment based on their role and time with the Company, with basic employee benefits such as medical, dental and life insurance continued for an equivalent period. Except as modified or replaced by individual employment agreements, Ms. Scarlett and Messrs. Bilunas, Bonfig and Harmon are eligible for the following severance benefits under the plan: one month of Company-paid COBRA continuation coverage and group life insurance premiums and a lump sum cash payment equal to two years of salary, a payment of $25,000 in lieu of outplacement and other tax and financial planning assistance, a payment of 150% of the cost of 23 months of medical, dental and vision coverage (based on coverage

59	2022 Proxy Statement

elections in place at the time of termination) and a payment of 150% of the cost of 17 months of life insurance coverage. See Compensation of Executive Officers - Potential Payments Upon Termination or Change-of-Control for more information regarding potential payments following an involuntary termination and for the severance provisions of Ms. Barry’s employment agreement, which supersedes the provisions of the severance plan.
Executive Stock Ownership Guidelines. The Compensation Committee has established stock ownership guidelines to promote the alignment of officer and shareholder interests and to encourage behaviors that have a positive influence on stock price appreciation and total shareholder return. Under the guidelines, which the Compensation Committee reviewed in fiscal 2022, we expect our NEOs to acquire ownership of a fixed number of shares, based on their positions. The stock ownership expectation generally remains effective for as long as the officer holds the position.
In addition to shares personally owned by each officer, the following forms of stock ownership count toward the ownership target:
•	Equivalent shares owned in the Best Buy Stock Fund within our Retirement Savings Plan;
•	100% of non-vested shares (net of taxes) subject to time-based conditions granted under our LTI program; and
•	50% of the intrinsic value of vested stock options (denominated as a number of shares) granted under our LTI program.
We require that until the ownership target is met, NEOs will retain: (i) 50% of the net proceeds received from the exercise of a stock option in the form of Best Buy common stock; (ii) 50% of vested time-based restricted shares (net of taxes); and (iii) 50% of all performance share awards (net of taxes) issued. The ownership target does not need to be met within a certain time frame, and our NEOs are considered in compliance with the guidelines as long as progress towards the ownership target is being made consistent with the expectations noted above.
In fiscal 2022, all NEOs were in compliance with the ownership guidelines. The ownership targets and ownership levels as of the end of fiscal 2022 for our continuing NEOs are shown below.
Name	Ownership Target (in shares)	Ownership as of Fiscal 2022 Year-End Using Guidelines (in shares)
Ms. Barry	200,000	257,652
Mr. Bilunas	55,000	38,581
Mr. Bonfig	35,000	60,476
Mr. Harmon	35,000	29,298
Ms. Scarlett	55,000	56,995
Effective the beginning of fiscal 2023, two changes were made to the ownership guidelines. First, 50% of the intrinsic value of vested stock options (denominated as a number of shares) granted under our LTI program no longer count toward the ownership target. Second, the ownership targets changed from a fixed number of shares to a multiple of annual salary. Ms. Barry’s new ownership target is six times her annual salary, and for other NEOs, the new ownership target is three times their annual salary.
Clawback and Restrictive Covenant Provisions. All STI and LTI awards granted to our NEOs are subject to our clawback policy. The triggers for potential recoupment of such awards include breach of the restrictive covenants in our long-term incentive award agreements, breach of our Code of Business Ethics, and issuance of a financial restatement as a result of fraud or misconduct. We also include confidentiality, non-compete, non-solicitation and, in select situations, non-disparagement provisions in our long-term incentive award agreements.
Prohibition on Hedging and Pledging Company Securities. We prohibit all employees, including NEOs, and members of the Board from hedging Company securities, including by way of forward contracts, equity swaps, collars, exchange funds or otherwise. In addition, our executive officers and Board members are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

2022 Proxy Statement	60

Compensation and Human Resources Committee Report on Executive Compensation
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, and in this proxy statement.
COMPENSATION AND HUMAN RESOURCES COMMITTEE
David W. Kenny (Chair)
Lisa M. Caputo
Richelle P. Parham
Eugene A. Woods
Compensation and Human Resources Committee Interlocks and Insider Participation
The Compensation Committee is comprised entirely of independent directors. At no time during fiscal 2022 was any member of the Compensation Committee a current or former officer or employee of the Company or any of its subsidiaries. During fiscal 2022, no member of the Compensation Committee had a relationship that must be described pursuant to SEC disclosure rules on related party transactions. In fiscal 2022, none of our executive officers served on the board of directors or compensation committee of another company that had one or more executive officers serving on our Board or Compensation Committee.

61	2022 Proxy Statement

Compensation of Executive Officers
Summary Compensation Table
The table below summarizes the total compensation earned by each of our NEOs during fiscal 2022 and the two preceding fiscal years (if applicable).
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Corie Barry Chief Executive Officer	2022	$1,278,462	$—	$9,598,480	$—	$4,681,026	$73,189	$15,631,157
	2021	927,692	—	6,959,274	1,740,435	2,320,000	86,102	12,033,503
	2020	1,013,462	—	6,780,674	1,695,326	1,913,334	37,867	11,440,663
Matt Bilunas Executive Vice President, Chief Financial Officer	2022	796,154	—	2,999,784	—	2,188,503	31,135	6,015,576
	2021	711,539	—	1,599,881	400,107	1,162,500	18,418	3,892,445
	2020	629,808	—	1,416,581	1,000,620	798,000	35,777	3,880,786
Jason Bonfig(6) Executive Vice President, Chief Merchandising Officer	2022	646,154	—	3,350,051	—	1,184,007	8,622	5,188,834
Damien Harmon(6) Executive Vice President, Omnichannel	2022	613,462	—	3,200,237	—	1,080,884	64,775	4,959,358
Kamy Scarlett Executive Vice President, Human Resources & Best Buy Canada	2022	863,462	—	1,599,766	—	2,371,833	52,175	4,887,236
	2021	738,462	—	2,000,045	250,077	1,200,000	54,973	4,243,557
	2020	800,000	500,000	1,000,553	2,248,690	1,344,000	123,146	6,016,389
(1)
These amounts reflect actual earnings which are a blend of prior annual base salary rates and the go-forward base salary rates approved by the Compensation Committee during its annual review in March of each year, as well as any off-cycle increases or reductions approved by the Compensation Committee during the year. Further, these amounts are before any deferrals under the Deferred Compensation Plan. We do not provide guaranteed, above-market or preferential earnings on compensation deferred under the Deferred Compensation Plan. The investment options available for notional investment of deferred compensation are similar to those available under the Retirement Savings Plan and can be found, along with additional information about deferred amounts, in the Nonqualified Deferred Compensation section.

(2)
These amounts reflect the aggregate grant date fair value for stock-based awards granted to our NEOs for all fiscal years reflected; however, fiscal 2022 amounts are explained in greater detail under the heading Grants of Plan-Based Awards and in footnote three below. The grant date fair value reflected for any award subject to performance conditions is the value at the grant date of the probable outcome of the award. The grant date fair value of an award is measured in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”). As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 9, Shareholders’ Equity, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022.

2022 Proxy Statement	62

(3)
The fiscal 2022 amounts reflected in this column include the probable grant date fair value of: (a) one or more restricted share awards that vest on a time-based schedule subject to (in the case of grants to Ms. Barry, Mr. Bilunas and Ms. Scarlett) achievement of positive Adjusted Net Earnings in any fiscal year during the three-year term of the award (described in greater detail in the Grants of Plan-Based Awards section) and (b) one or more performance share awards that will be earned depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a three-year period (also described in greater detail in the Grants of Plan-Based Awards section). The maximum value of the performance share awards for each NEO as of the grant date, assuming the highest level of performance, is noted in the following table:

Name	Target Performance Grant (in Shares)	Probable Grant Date Fair Value of Performance Grant (as reflected in Stock Awards Column)	Maximum Performance Grant (in Shares)	Maximum Grant Date Fair Value of Performance Grant
Ms. Barry	36,294	$4,798,430	54,441	$7,197,645
Mr. Bilunas	7,562	999,772	11,343	1,499,658
Mr. Bonfig	1,607	212,461	2,411	318,692
Mr. Harmon	1,324	175,046	1,986	262,569
Ms. Scarlett	6,049	799,738	9,074	1,199,607
(4)
These amounts reflect STI payments made for all fiscal years shown. The fiscal 2022 STI plan is described in the section Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive.

(5)	The fiscal 2022 amounts reflected in this column include All Other Compensation as described in the following table:
Name	Retirement Plan Contribution(a)	Life Insurance Premiums(b)	Other	Total
Ms. Barry	$9,065	$641	$63,483(c)	$73,189
Mr. Bilunas	13,446	641	17,048(d)	31,135
Mr. Bonfig	7,981	641	—(e)	8,622
Mr. Harmon	11,831	612	52,333(f)	64,775
Ms. Scarlett	12,388	641	39,146(g)	52,175
(a)	These amounts reflect our matching contributions to the NEOs’ Retirement Savings Plan accounts.
(b)	These amounts reflect premiums paid by us for group term life insurance coverage.
(c)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($35,266), Company-paid costs associated with the executive physical benefit, Company-paid tax preparation and planning services, and the incremental cost of Ms. Barry’s use of the Company’s leased private jet for travel to outside board meetings ($13,741). The Company considers travel to outside board meetings to be business-related as part of Ms. Barry’s professional development, as determined by our Board, and therefore, Ms. Barry is not required to reimburse the Company for those flights. Nevertheless, the Company has reported the aggregate incremental cost to the Company of those flights above, based on the actual invoiced amount from the Company’s third-party provider for the variable costs incurred on each trip, such as occupied hourly fees, as well as other direct operating costs to the Company, including fuel costs, any applicable ferry fees, crew fees and travel expenses for international flights, and passenger ground transportation handling fees. The aggregate incremental cost does not include certain fixed costs that do not change based on usage, such as monthly lease and management fees that are billed regardless of usage and the aircraft lease deposit. In addition, as our jet use policy permits, family members and invited guests of Ms. Barry occasionally ride along as additional passengers on business flights, and Ms. Barry reimbursed the Company for the cost of such ride-alongs at the greater of the incremental cost, if any, to accommodate the personal passengers on the flight and the imputed income amount determined using the IRS Standard Industry Fare Level (“SIFL”) rate.

(d)	The amount reflects premiums paid by us for supplemental executive long-term disability insurance.
(e)	Any perquisites and other benefits provided to Mr. Bonfig for fiscal 2022 were less than $10,000 and information regarding any such perquisites and personal benefits has therefore not been included.
(f)
The amount reflects premiums paid by us for supplemental executive long-term disability insurance, Company-paid tax preparation and planning services, and Company-paid living and commuting expenses associated with Mr. Harmon’s status as a remote employee during fiscal 2022 ($40,795, including commercial airfare, rent expense, vehicle lease and utilities).

(g)	The amount reflects premiums paid by us for supplemental executive long-term disability insurance ($32,686), and Company-paid costs associated with the executive physical benefit.
(6)	Mr. Bonfig and Mr. Harmon became executive officers of the Company on July 1, 2021.

63	2022 Proxy Statement

Grants of Plan-Based Awards
The table below summarizes the grants made to each of our NEOs during fiscal 2022 under the Best Buy Co., Inc. 2020 Omnibus Incentive Plan and the Short-Term Incentive Plan:
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Barry	—	$—	$2,553,334	$5,106,668	—	—	—	—	$—
	3/20/2021(3)	—	—	—	18,147	36,294	54,441	—	4,798,430
	3/20/2021(4)	—	—	—	—	40,613	40,613	—	4,800,050
Mr. Bilunas	—	—	1,193,751	2,387,502	—	—	—	—	—
	3/20/2021(3)	—	—	—	3,781	7,562	11,343	—	999,772
	3/20/2021(4)	—	—	—	—	8,461	8,461	—	1,000,006
	3/20/2021(5)	—	—	—	—	—	—	8,461	1,000,006
Mr. Bonfig	—	—	645,833	1,291,666	—	—	—	—	—
	3/20/2021(3)	—	—	—	804	1,607	2,411	—	212,461
	3/20/2021(5)	—	—	—	—	—	—	5,394	637,517
	3/20/2021(5)	—	—	—	—	—	—	21,153	2,500,073
Mr. Harmon	—	—	581,875	1,163,750	—	—	—	—	—
	3/20/2021(3)	—	—	—	662	1,324	1,986	—	175,046
	3/20/2021(5)	—	—	—	—	—	—	4,443	525,118
	3/20/2021(5)	—	—	—	—	—	—	21,153	2,500,073
Ms. Scarlett	—	—	1,293,750	2,587,500	—	—	—	—	—
	3/20/2021(3)	—	—	—	3,025	6,049	9,074	—	779,738
	3/20/2021(4)	—	—	—	—	6,769	6,769	—	800,028
(1)
These amounts reflect the potential target and maximum payout for each NEO under our fiscal 2022 STI, which is described in greater detail under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive. A threshold payout is not indicated as there was no specified minimum payment under our fiscal 2022 STI. The actual payout to each NEO for fiscal 2022 is provided in the following sections: Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive and the Summary Compensation Table.

(2)
These amounts reflect the aggregate grant date fair value, measured in accordance with ASC Topic 718. As permitted by ASC Topic 718, we account for any forfeitures as they occur rather than estimating future service-based forfeitures, and, accordingly, the grant date fair values reported do not assume any estimated forfeitures. The other assumptions used in calculating these amounts are set forth in Note 1, Summary of Significant Accounting Policies, and Note 9, Shareholders’ Equity, of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022. The value reflected for any performance-conditioned award is the value at the grant date based upon the probable outcome of the award – see footnote (3) to the Summary Compensation Table.

(3)
The amounts reflect performance share awards, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, that, if earned, will vest at or between the threshold (50% of target) and maximum (150% of target) levels depending on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month period commencing on January 31, 2021, and ending on February 3, 2024. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of performance shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the performance shares on which such dividend equivalents were credited have become earned, vested and payable.

(4)
The amounts reflect performance-conditioned time-based restricted shares or restricted stock units, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, which will vest in three equal installments of one-third on each of the first three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates and provided that we have achieved positive Adjusted Net Earnings as of the end of any fiscal year during the three-year term of the award. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of restricted shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the restricted shares on which such dividend equivalents were credited have become earned, vested and payable.

(5)
The amount reflects time-based restricted shares, as discussed under the heading Compensation Discussion and Analysis – Executive Compensation Elements – Long-Term Incentive, which will vest in three equal installments of one-third on each of the first three anniversaries of the grant date, provided the NEO has been continually employed with us through those dates. The NEO is also entitled to an accrual of dividend equivalents, equal to the cash amount that would have been payable on the number of restricted shares held by them as of the close of business on the record date for each declared divided, which shall be credited to them as the equivalent amount of shares that could have been purchased as of the close of business on the dividend payment date. The accrued dividend equivalents will be payable when the restricted shares on which such dividend equivalents were credited have become earned, vested and payable.

2022 Proxy Statement	64

Outstanding Equity Awards at Fiscal Year-End
The following table provides a summary of the NEO’s equity-based awards outstanding as of the end of fiscal 2022:
		Option Awards				Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ms. Barry	3/20/2021			$		41,419(3)	$4,044,151	18,508(4)	$1,807,072
	3/20/2020	29,167	58,336(5)	51.65	3/19/2030	35,134(3)	3,430,484	42,645(6)	4,163,858
	3/20/2020							65,885(7)	6,432,963
	6/11/2019	41,886	20,943(5)	65.52	6/10/2029	8,904(3)	869,387	34,494(8)	3,367,994
	6/11/2019							33,630(9)	3,283,633
	3/20/2019	20,895	10,448(5)	69.11	3/19/2029	4,682(3)	457,150	16,445(8)	1,605,641
	3/20/2019							17,591(9)	1,717,536
	10/1/2015	33,253		37.16	9/30/2025
	3/12/2015	12,293		40.85	3/11/2025
	8/18/2014	14,730		29.91	8/17/2024
	6/19/2013	3,246		27.66	6/18/2023
	4/16/2013	3,243		23.66	4/15/2023
Mr. Bilunas	3/20/2021					8,631(3)	842,731	3,857(4)	376,597
	3/20/2021					8,631(10)	842,731
	3/20/2020	6,705	13,411(5)	51.65	3/19/2030	8,078(3)	788,736	9,806(6)	957,458
	3/20/2020							15,150(7)	1,479,246
	8/20/2019					1,807(3)	176,435	4,142(8)	404,376
	8/20/2019							4,094(9)	399,689
	3/20/2019		49,050(11)	69.11	3/19/2029	2,570(10)	250,935	2,715(8)	265,093
	3/20/2019							2,909(9)	283,986
Mr. Bonfig	3/20/2021					5,502(10)	537,215	820(4)	80,065
	3/20/2021					21,574(10)	2,106,485
	3/20/2020					7,630(10)	744,993	2,781(6)	271,537
	3/20/2020					13,464(10)	1,314,625	4,298(7)	419,608
	3/20/2019		49,050(11)	69.11	3/19/2029	2,570(10)	250,935	2,715(8)	265,093
	3/20/2019							2,909(9)	283,986
Mr. Harmon	3/20/2021					4,532(10)	442,504	676(4)	65,956
	3/20/2021					21,574(10)	2,106,485
	3/20/2020					6,283(10)	613,472	2,292(6)	223,791
	3/20/2020							3,540(7)	345,646
	3/20/2019					1,708(10)	166,769	1,808(8)	176,484
	3/20/2019							1,937(9)	189,080
Ms. Scarlett(12)	3/20/2021					6,904(3)	674,107	3,086(4)	301,268
	3/20/2020	1,236	8,382(5)	51.65	3/19/2030	5,048(3)	492,887	6,129(6)	598,436
	3/20/2020					20,198(13)	1,972,133	9,474(7)	925,041
	3/26/2019		96,166(11)	70.50	3/25/2029
	3/20/2019	8,706	4,354(5)	69.11	3/19/2029	1,948(3)	190,203	6,860(8)	669,762
	3/20/2019							7,337(9)	716,336
	1/24/2019		57,109(11)	57.60	1/23/2029
(1)	For a better understanding of the equity-based awards included in this table, we have provided the grant date of each award.
(2)	These amounts were determined based on the closing price of Best Buy common stock on the NYSE of $97.64 on January 28, 2022, the last trading day in fiscal 2022.

65	2022 Proxy Statement

(3)
The amount reflects performance-conditioned time-based restricted shares or restricted stock units, including restricted shares or restricted stock units remaining from the original grant and any restricted shares or restricted stock units accrued as dividend equivalents, if applicable (as indicated in the table below), that vest over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates and provided that we have achieved positive Adjusted Net Earnings as of the end of any fiscal year during the three-year term of the award (the “Performance Condition”). For these awards, the Performance Condition was achieved as of the end of the fiscal year noted in the table below.

Name	Grant Date	Fiscal year in which the Performance Condition was achieved	Unvested Restricted Shares or Restricted Stock Units	Accrued Dividend Equivalent Shares or Units
Ms. Barry	3/20/2021	2022	40,613	806
	3/20/2020	2021	33,688	1,446
	6/11/2019	2020	8,356	548
	3/20/2019	2020	4,341	341
Mr. Bilunas	3/20/2021	2022	8,461	170
	3/20/2020	2021	7,744	334
	8/20/2019	2020	1,703	104
Ms. Scarlett	3/20/2021	2022	6,769	135
	3/20/2020	2021	4,840	208
	3/20/2019	2020	1,809	139
(4)
The amount reflects an outstanding performance share award assuming a threshold payout (50% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month period commencing on January 31, 2021, and ending on February 3, 2024. As of the end of fiscal 2022, performance was below the threshold payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a threshold payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Threshold Payout	Accrued Dividend Equivalent Shares – Assuming Threshold Payout
Ms. Barry	3/20/2021	18,147	361
Mr. Bilunas	3/20/2021	3,781	76
Mr. Bonfig	3/20/2021	804	17
Mr. Harmon	3/20/2021	662	14
Ms. Scarlett	3/20/2021	3,025	61
(5)
The amount reflects nonqualified stock options that become exercisable over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates.

(6)
The amount reflects an outstanding performance share award assuming a target payout (100% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month period commencing on February 2, 2020, and ending on January 28, 2023. As of the end of fiscal 2022, performance was between the threshold and target payout level for these shares. Dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Target Payout	Accrued Dividend Equivalent Shares – Assuming Target Payout
Ms. Barry	3/20/2020	40,884	1,761
Mr. Bilunas	3/20/2020	9,399	407
Mr. Bonfig	3/20/2020	2,663	118
Mr. Harmon	3/20/2020	2,194	98
Ms. Scarlett	3/20/2020	5,875	254

2022 Proxy Statement	66

(7)
The amount reflects an outstanding performance share award assuming a maximum payout (150% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the compound annual growth rate of our enterprise revenue, over the 36-month period commencing on February 2, 2020, and ending on January 28, 2023. As of the end of fiscal 2022, performance was at the maximum payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a maximum payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Maximum Payout	Accrued Dividend Equivalent Shares – Assuming Maximum Payout
Ms. Barry	3/20/2020	63,167	2,718
Mr. Bilunas	3/20/2020	14,522	629
Mr. Bonfig	3/20/2020	4,115	183
Mr. Harmon	3/20/2020	3,389	152
Ms. Scarlett	3/20/2020	9,077	398
(8)
The amount reflects an outstanding performance share award assuming a maximum payout (150% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over the 36-month period commencing on February 3, 2019, and ending on January 29, 2022. As of the end of fiscal 2022, performance was between the target and maximum payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a maximum payout.

Name	Grant Date	Outstanding Performance Share Awards – Assuming Maximum Payout	Accrued Dividend Equivalent Shares – Assuming Maximum Payout
Ms. Barry	6/11/2019	32,141	2,354
	3/20/2019	15,215	1,230
Mr. Bilunas	8/20/2019	3,881	261
	3/20/2019	2,507	209
Mr. Bonfig	3/20/2019	2,507	209
Mr. Harmon	3/20/2019	1,667	141
Ms. Scarlett	3/20/2019	6,339	521
(9)
The amount reflects an outstanding performance share award assuming a maximum payout (150% of the target grant) plus accrued dividend equivalents (as indicated in the table below) as of fiscal year-end. The number of shares ultimately earned will be based on the compound annual growth rate of our enterprise revenue, over the 36-month period commencing on February 3, 2019, and ending on January 29, 2022. As of the end of fiscal 2022, performance was at the maximum payout level for these shares. Under the terms of the awards, dividend equivalent shares accrue assuming a target payout and are adjusted and issued at the end of the performance period based on actual performance but are shown in the table assuming a maximum payout.

Name	Date Grant	Outstanding Performance Share Awards – Assuming Maximum Payout	Accrued Dividend Equivalent Shares – Assuming Maximum Payout
Ms. Barry	6/11/2019	31,337	2,294
	3/20/2019	16,280	1,311
Mr. Bilunas	8/20/2019	3,834	260
	3/20/2019	2,682	227
Mr. Bonfig	3/20/2019	2,682	227
Mr. Harmon	3/20/2019	1,784	153
Ms. Scarlett	3/20/2019	6,783	554

67	2022 Proxy Statement

(10)
The amount reflects time-based restricted shares or restricted stock units, including restricted shares or restricted stock units remaining from the original grant and any restricted shares or restricted stock units accrued as dividend equivalents, if applicable (as indicated in the table below), that vest over a three-year period at the rate of one-third per year, beginning one year from the grant date, provided the NEO has been continually employed with us through those dates.

Name	Grant Date	Unvested Restricted Shares or Restricted Stock Units	Accrued Dividend Equivalent Shares or Units
Mr. Bilunas	3/20/2021	8,461	170
	3/20/2019	2,384	186
Mr. Bonfig	3/20/2021	5,394	108
	3/20/2021	21,153	421
	3/20/2020	7,315	315
	3/20/2020	12,908	556
	3/20/2019	2,384	186
Mr. Harmon	3/20/2021	4,443	89
	3/20/2021	21,153	421
	3/20/2020	6,024	259
	3/20/2019	1,585	123
(11)	The amount represents nonqualified stock options that will become exercisable on the fourth anniversary of the grant date, provided the NEO has been continually employed with us through that date.
(12)
Ms. Scarlett will meet the age and service conditions for qualified retirement, as defined in our award agreements, in June 2023, which is during the term of her fiscal 2022 time-based awards and prior to the end of the performance period for her fiscal 2022 performance share award (see awards with March 20, 2021, grant date). The effect of qualified retirement on all of our outstanding equity awards is discussed in the Potential Payments Upon Termination of Change-of-Control section.

(13)
The amount reflects time-based restricted shares, including 19,362 restricted shares remaining from the original grant and 836 restricted shares accrued as dividend equivalents, that vest in full two years from the grant date, provided Ms. Scarlett has been continually employed with us through that date.

2022 Proxy Statement	68

Option Exercises and Stock Vested
The table below provides a summary of the value realized in connection with stock option awards exercised and stock awards vested for our NEOs during fiscal 2022.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Ms. Barry	—	$—	71,643(3)	$8,446,248
Mr. Bilunas	—	—	13,764(4)	1,623,175
Mr. Bonfig	—	—	18,346(5)	2,192,365
Mr. Harmon	—	—	5,576(6)	659,499
Ms. Scarlett	2,955(7)	179,989	16,717(8)	1,973,375
(1)	Value based on market value of Best Buy common stock at the time of exercise, minus the exercise cost.
(2)	Value based on the closing market price of Best Buy common stock on the vesting date.
(3)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 7,502 shares that were granted on March 12, 2018, which vested on March 12, 2021; 4,606 shares that were granted on March 20, 2019, which vested on March 20, 2021; 8,797 shares that were granted on June 11, 2019, which vested on June 12, 2021; and 17,231 shares that were granted on March 20, 2020, which vested on March 20, 2021;

(b)
the shares (16,506) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a 36-month period that ended on January 30, 2021; and

(c)
the shares (17,001) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the compound annual growth rate of our enterprise revenue, over a 36-month period that ended on January 30, 2021.

(4)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 1,685 shares that were granted on March 12, 2018, which vested on March 12, 2021; 2,535 shares that were granted on March 20, 2019, which vested on March 20, 2021; 1,801 shares that were granted on August 20, 2019, which vested on August 20, 2021; and 3,964 shares that were granted on March 20, 2020, which vested on March 20, 2021;

(b)
the shares (1,860) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a 36-month period that ended on January 30, 2021; and

(c)
the shares (1,919) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the compound annual growth rate of our enterprise revenue, over a 36-month period that ended on January 30, 2021.

(5)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 1,685 shares that were granted on March 12, 2018, which vested on March 12, 2021; 2,535 shares that were granted on March 20, 2019, which vested on March 20, 2021; and 10,347 shares that were granted on March 20, 2020, which vested on March 20, 2021;

(b)
the shares (1,860) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a 36-month period that ended on January 30, 2021; and

(c)
the shares (1,919) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the compound annual growth rate of our enterprise revenue, over a 36-month period that ended on January 30, 2021.

(6)
The amount represents the vesting of restricted shares granted under our LTI program: 809 shares that were granted on January 7, 2019, which vested on January 7, 2022; 1,685 shares that were granted on March 20, 2019, which vested on March 20, 2021; and 3,082 shares that were granted on March 20, 2020, which vested on March 20, 2021.

(7)	On June 11, 2021, Ms. Scarlett exercised 2,955 stock options having a strike price of $51.65 when the market price of a share of Best Buy common stock was $112.56.
(8)	The amount represents:
(a)
the vesting of restricted shares granted under our LTI program: 2,247 shares that were granted on March 12, 2018, which vested on March 12, 2021; 1,924 shares that were granted on March 20, 2019, which vested on March 20, 2021; and 2,479 shares that were granted on March 20, 2020, which vested on March 20, 2021;

(b)
the shares (4,959) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the performance of our stock’s total shareholder return, relative to the S&P 500 Index, over a 36-month period that ended on January 30, 2021; and

(c)
the shares (5,108) acquired upon the vesting and settlement of a performance share award that was granted on March 12, 2018, and was based on the compound annual growth rate of our enterprise revenue, over a 36-month period that ended on January 30, 2021.

69	2022 Proxy Statement

Nonqualified Deferred Compensation
Deferred Compensation Plan. The Best Buy Sixth Amended and Restated Deferred Compensation Plan (“Deferred Compensation Plan”) is unfunded and unsecured. We believe the plan provides a tax-deferred retirement savings vehicle that plays an important role in attracting and retaining executive talent. The Deferred Compensation Plan allows highly compensated employees, including the NEOs, to defer:
•	Up to 75% of base salary; and
•	Up to 100% of a cash bonus (earned and paid in the same year) and short-term incentive compensation (earned and paid in different years), as applicable.
Amounts deferred under and contributed to the Deferred Compensation Plan are credited or charged with the performance of investment options selected by the participants. The investment options are notional and do not represent actual investments, but rather serve as a measurement of performance. During fiscal 2022, none of the NEOs carried a balance in or made any contributions to the Deferred Compensation Plan.
The options available under the Deferred Compensation Plan and their annual rates of return as of December 31, 2021, were as follows:
Investment	Rate of Return
Fidelity VIP Balanced Service	18.13%
Vanguard VIF International	-1.54%
PIMCO VIT Total Return Admin	-1.26%
Vanguard VIF Small Company Growth	14.22%
PIMCO VIT High Yield Admin	3.65%
Vanguard VIF Equity Income	25.33%
Vanguard VIF Equity Index	28.55%
NVIT Government Money Market	0.00%
Franklin VIP Small Cap Value Securities	25.37%
T. Rowe Price Blue Chip Growth	17.62%
Participants who elect to defer compensation under the Deferred Compensation Plan also select when the deferred amounts will be distributed to them. Distributions may be made in a specific year, or at a specified time that begins on or after the participant’s retirement. Distributions are paid in a lump sum or in quarterly installments, depending on the participant’s election at the time of deferral. However, if a participant’s employment ends prior to retirement, a distribution is made promptly in a lump sum or in quarterly installments, depending on their initial election and account balance.
We do not provide employer-matching contributions for amounts deferred under the plan. Participants are fully vested in their contributions.
Potential Payments Upon Termination or Change-of-Control
Upon termination of employment or in the event the Company experiences a change-of-control, our NEOs may be eligible to receive certain payments and their outstanding equity awards may be impacted. Following is a summary of the effects of various termination and change-of-control scenarios for each form of compensation, including a quantitative disclosure of the estimated payments and realizable value for each scenario assuming an effective date of January 29, 2022, the end of fiscal 2022, for each NEO.
Cash compensation. Pursuant to the terms of the Company’s severance plan as of the end of fiscal 2022, and subject to entering into a separation agreement with us, our executive officers are generally eligible for: severance pay equal to two years of base salary; a payment equal to 150% of the cost of 23 months of medical, dental and vision benefits; a payment equal to 17 months of basic life insurance coverage; and payment of $25,000 in lieu of providing outplacement services and other tax and financial assistance upon involuntary termination due to job elimination, reduction in force, business restructuring or other circumstances as we determine at our discretion. For more detail regarding our severance plan, see the Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation — Severance Plan section.

2022 Proxy Statement	70

Ms. Barry’s employment agreement entitles her to participate in the Company’s severance plan, as detailed above, but also provides that she is eligible for the same severance pay if she were to be involuntarily terminated without Cause or were to voluntarily terminate her employment for Good Reason. Additionally, upon involuntary termination without Cause or voluntary termination for Good Reason on or within 12 months following a change-of-control, Ms. Barry is eligible for enhanced severance equal to (a) two times the sum of base salary plus target bonus and (b) a pro rata annual bonus payment, dependent on actual performance under the Company’s short-term incentive plan for the fiscal year in which the termination occurs.
The following table provides, for the specified NEOs, as of the end of fiscal 2022, the potential severance amount they are eligible for under the scenarios discussed above.
Name	Voluntary Termination for Good Reason	Involuntary Termination without Cause	Involuntary Termination — under Severance Plan(1)	Termination following Change-of-Control
Ms. Barry	$2,687,755	$2,687,755	$2,687,755	$9,164,422
Mr. Bilunas	—	—	1,687,560	—
Mr. Bonfig	—	—	1,357,491	—
Mr. Harmon	—	—	1,346,820	—
Ms. Scarlett	—	—	1,873,965	—
(1)
Pursuant to our Severance Plan, our NEOs are eligible for cash severance, as detailed above the table, if they are involuntarily terminated as a result of job elimination, reduction in force or business restructuring (or other circumstances at our discretion).

Under our STI plan, which is discussed in more detail in the Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive section, our NEOs must remain employed with us through the end of the performance period in order to receive any payouts under the plan. If an NEO is terminated with Cause, they are not eligible for any STI plan payments. In fiscal 2022, all of the NEOs were employed with us through the end of fiscal 2022, which was the end of the fiscal 2022 STI plan. Each of their fiscal 2022 payments are discussed in the Compensation Discussion and Analysis – Executive Compensation Elements – Short-Term Incentive and Summary Compensation Table sections.
Nonqualified stock options. Our award agreements dictate what happens to unvested stock options and how long vested stock options are exercisable following different types of termination events. The following chart illustrates these various treatments under each possible scenario for stock options granted to our NEOs under our long-term incentive award programs.
Event	Effect on Vested Stock Options(1)	Effect on Unvested Stock Options
Voluntary termination	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Involuntary termination for Cause	Not exercisable.	All stock options are forfeited.
Involuntary termination without Cause	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options are forfeited.
Termination(2) within 12 months of a change-of-control	Stock options granted under our LTI program are exercisable for a 60-day period following the termination date.	All stock options vest 100%.
Death or disability	Generally exercisable for a one-year period.	All stock options vest 100%.
Qualified retirement(3)	Generally exercisable for a one- to three-year period depending on the terms and conditions of the respective award agreement.	Continue to vest according to their normal vesting terms.
(1)	Stock options may not be exercised after their expiration dates under any circumstance.
(2)
For awards granted prior to fiscal 2015, this means involuntary termination without Cause or voluntary termination for Good Reason. Good Reason is usually deemed to exist if the Company makes a material adverse change to the NEO’s title, responsibilities or salary or requires the NEO to work more than 50 miles from the corporate office location in Richfield, MN (except for temporary business-related travel). For awards granted in fiscal 2015 and thereafter, this means only involuntary termination without Cause.

(3)
Qualified Retirement is defined in our employment and award agreements as: retirement by an employee, including our NEOs, on or after their 60th birthday, so long as they have been employed with the Company continuously for at least the five-year period immediately preceding their retirement date.

71	2022 Proxy Statement

The table below provides, for the specified NEOs, as of the end of fiscal 2022, the value of their unvested, in-the-money stock options (as detailed in the Outstanding Equity Awards at Fiscal Year End section), under the situations discussed above. All values below were calculated using the closing price of our common stock as quoted on the NYSE on January 28, 2022, the last business day in fiscal 2022.
Name	Death or Disability	Termination following Change-of-Control(1)
Ms. Barry	$3,653,643	$3,653,643
Mr. Bilunas	2,016,168	2,016,168
Mr. Bonfig	1,399,397	1,399,397
Mr. Harmon	—	—
Ms. Scarlett	5,406,297	5,406,297
(1)
Specifically, termination on or within 12 months of a change-of-control. For awards granted prior to fiscal 2015, this means involuntary termination without Cause or voluntary termination for Good Reason. For awards granted in fiscal 2015 and thereafter, this means only involuntary termination without Cause.

Restricted share awards. Pursuant to our award agreements, all unvested restricted share and restricted stock unit awards (including both time-based awards and time-based awards subject to performance conditions) held by our NEOs fully vest in the event of death or termination due to disability. Additionally, upon qualified retirement any unvested restricted shares and restricted stock units would continue to vest according to their normal vesting schedule, subject to achievement of performance conditions (where applicable). Under all other termination scenarios, unvested restricted shares and restricted stock units are forfeited and there are no change-of-control provisions which impact them.
The table below provides, for the specified NEOs, as of the end of fiscal 2022, the value of their unvested restricted share and restricted stock unit awards (as detailed in the Outstanding Equity Awards at Fiscal Year End section) in the event of their death or disability. All values below were calculated using the closing price of our common stock as quoted on the NYSE on January 28, 2022, the last business day in fiscal 2022.
Name	Death or Disability
Ms. Barry	$8,801,172
Mr. Bilunas	2,058,837
Mr. Bonfig	4,954,254
Mr. Harmon	3,329,231
Ms. Scarlett	3,329,329
Performance share awards. The following chart illustrates the treatment of outstanding performance share awards under various scenarios pursuant to our award agreements.
Event	Effect on Unearned Shares
-Death or disability
-Deemed earned on a pro rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the termination date (as determined as of the last completed fiscal quarter or fiscal year, depending on the performance metric)

-Involuntary termination without Cause -Qualified retirement
-Deemed earned on a pro rata basis (number of days employed through termination / total number of days in performance period) based on the level of performance achieved as of the end of the performance period

-Change-of-control
-Deemed earned based on the level of performance achieved or at target, whichever is greater, as of the date of the change-of-control (as determined as of the last completed fiscal quarter or fiscal year, depending on the performance metric). Issuance of earned shares is subject to the NEO’s continued employment through the end of the performance period

-Termination following a change-of-control due to: death or disability, involuntary termination without Cause or qualified retirement
-A pro rata portion (determined by number of days employed through termination / total number of days in performance period) of those shares deemed earned as of the date of the change-of-control are issued to the NEO

2022 Proxy Statement	72

The table below provides, for the specified NEOs, as of the end of fiscal 2022, the value of their outstanding performance share awards (as detailed in the Outstanding Equity Awards at Fiscal Year End section), under the situations discussed above, with the exception of qualified retirement, which does not currently apply to any of our NEOs. All values below were calculated using the closing price of our common stock as quoted on the NYSE on January 28, 2022, the last business day in fiscal 2022, and assume the same vesting percentage (50%, 100% or 150%) as reflected in the Outstanding Equity Awards at Fiscal Year End section.
Name	Death or Disability	Involuntary Termination without Cause	Change-of-Control(1)
Ms. Barry	$17,307,636	$17,307,636	$23,933,761
Mr. Bilunas	3,048,832	3,048,832	4,506,330
Mr. Bonfig	1,015,595	1,015,595	1,383,461
Mr. Harmon	752,003	752,003	1,055,049
Ms. Scarlett	2,452,859	2,452,859	3,476,130
(1)	Reflects value realizable upon a change-of-control event, but assumes that the NEO will stay with the Company through the end of the performance period of each outstanding performance share award.
Restrictive Covenants. As further described in the Compensation Discussion and Analysis – Executive Compensation Elements – Other Compensation – Clawback and Restrictive Covenant Provisions section, our executive officer separation agreements and LTI award agreements generally include confidentiality, non-compete, and non-solicitation provisions as generally described below:
Confidentiality. Award recipients agree to maintain the confidentiality of Best Buy’s “confidential information” and to use such information for the exclusive benefit of Best Buy. This obligation has the appropriate application to the post-termination period.
Non-Compete. Award recipients agree not to engage in “competitive activity” for a period of one year following the later of termination of employment for any reason, or the last scheduled award vesting date.
Non-Solicitation. Award recipients agree not to solicit Company employees for employment or parties with which we do business from engaging such business for a period of one year following the later of termination of employment for any reason, or the last scheduled award vesting date.
Upon violation of a restrictive covenant, unexercised options and unvested shares related to the respective award agreement under which they were issued may be cancelled and forfeited, and likewise, the Company may require that the related issued shares (or their fair market value, as measured on the option exercise date or share vesting date) must be returned to the Company. Additionally, the Company may seek injunctive or other appropriate equitable relief.

73	2022 Proxy Statement

Director Compensation
Overview
Each year, the Compensation Committee reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties, and to fairly compensate directors for their service. As part of their analysis, the Compensation Committee considers the total value of the compensation as compared with director compensation at other Fortune 100 companies and our peer group of companies, which is described in Compensation Discussion and Analysis — Factors in Decision-Making. In March 2021, the Compensation Committee and Board reviewed and approved the fiscal 2022 compensation for non-management directors, including the value and terms of the equity compensation component, as described in more detail below.
Cash Compensation
The fiscal 2022 cash compensation for our non-management directors consisted of the following annual retainers:
Annual Amount
Annual retainer	$100,000
Non-executive chair retainer	65,000(1)
Annual committee chair retainer - Audit	25,000
Annual committee chair retainer - Compensation & Human Resources	20,000
Annual committee chair retainer - Nominating, Corporate Governance and Public Policy	20,000
Annual committee chair retainer - Finance and Investment Policy	20,000(2)
(1)
The Compensation Committee and Board approved an additional $200,000 in compensation for the non-executive chair, one-third of which is in the form of a cash stipend (as reflected here) and two-thirds of which is in the form of equity (as discussed below).

(2)	Increased from $15,000.
All annual retainers are paid in quarterly installments and annual retainers for non-management directors who serve on the Board or as chair of a committee for only a portion of a fiscal year are prorated.
Equity Compensation
On June 15, 2021, the Compensation Committee approved an annual equity award for each of the then-serving non-management directors in the form of restricted stock units. The awards each had a value of $195,000, which translated into 1,775 restricted stock units. The Compensation Committee also approved an additional equity award for the non-executive chairman having a value of $135,000, which translated into 1,228 restricted stock units. The restricted stock units are entitled to dividend equivalents, which are subject to the same restrictions and vesting criteria as the underlying units. All restricted stock units granted to our directors fully vest one year from the grant date and must be held until the director leaves the Board. Director equity awards are prorated through a director’s termination date if a director leaves the Board before the restricted stock units have vested, unless the director is terminated for Cause, in which case all unvested restricted stock units are forfeited.
The Compensation Committee also considers prorated equity awards for new directors who are appointed to the Board between each annual grant. As such, the Compensation Committee approved prorated equity awards for new directors, Mr. Marte (906 restricted stock units) and Mr. Rendle (430 restricted stock units) in March 2021.

2022 Proxy Statement	74

Director Compensation Table
The following table summarizes the compensation earned during fiscal 2022 by our non-management directors:
Name(1)	Fees Earned or Paid In Cash	Stock Awards(2)	Option Awards(3)	Total
Lisa M. Caputo(4)	$120,000	$195,073	$—	$315,073
J. Patrick Doyle(5)	165,000	330,030	—	495,030
David W. Kenny(6)	120,000	195,073	—	315,073
Mario J. Marte	100,000	302,153	—	402,153
Karen L. McLoughlin(7)	120,000	195,073	—	315,073
Thomas L. Millner(8)	125,000	195,073	—	320,073
Claudia F. Munce	100,000	195,073	—	295,073
Richelle P. Parham	100,000	195,073	—	295,073
Steven E. Rendle(9)	87,363	245,894	—	333,257
Eugene A. Woods	100,000	195,073	—	295,073
(1)	Ms. Barry, our only management director during fiscal 2022, did not receive any compensation for serving as director.
(2)
The amounts in this column reflect the aggregate grant date fair value for restricted stock units granted to our non-management directors during fiscal 2022, measured in accordance with ASC Topic 718, including annual awards and the prorated new director awards that are described above the table. As of January 29, 2022, our non-management directors held outstanding stock units including both unvested restricted stock units and restricted stock units that have vested, but that are subject to a holding requirement until the director leaves the board (“deferred units”) as follows: Ms. Caputo — 1,799 unvested units and 36,461 deferred units; Mr. Doyle — 3,044 unvested units and 28,905 deferred units; Mr. Kenny — 1,799 unvested units and 32,438 deferred units; Mr. Marte – 2,725 unvested units and 0 deferred units; Ms. McLoughlin — 1,799 unvested units and 22,301 deferred units; Mr. Millner — 1,799 unvested units and 30,925 deferred units; Ms. Munce — 1,799 unvested units and 20,078 deferred units; Ms. Parham — 1,799 unvested units and 8,767 deferred units; and Mr. Woods — 1,799 unvested units and 7,747 deferred units.

(3)	We did not grant stock option awards to our non-management directors in fiscal 2021. As of January 29, 2022, none of our non-management directors held outstanding stock options.
(4)	Ms. Caputo is chair of the Nominating Committee.
(5)	Mr. Doyle serves as our Lead Independent Director.
(6)	Mr. Kenny is chair of the Compensation Committee.
(7)	Ms. McLoughlin is chair of the Finance and Investment Policy Committee.
(8)	Mr. Millner is chair of the Audit Committee.
(9)	Mr. Rendle was appointed to the Board effective March 18, 2021.
Director Stock Ownership Guidelines
The Compensation Committee has established stock ownership guidelines requiring our non-management directors to own, indirectly or directly, 10,000 shares. Historically, we have expected that, until the ownership target is met, directors would retain 50% of their granted equity (net of taxes). In further support of director stock ownership, we began in fiscal 2014 granting director equity subject to a holding requirement for the duration of a director’s service on the Board. In fiscal 2022, all of our non-management directors were in compliance with the ownership guidelines, either by meeting the ownership target or by making progress towards the ownership target. Our stock ownership guidelines for executive officers are discussed in the Compensation Discussion and Analysis — Executive Compensation Elements — Other Compensation section.
Deferred Compensation Plan
Each calendar year, we offer our directors the opportunity to defer up to 100% of their annual and committee chair retainers under the Deferred Compensation Plan which is described in the section Compensation of Executive Officers — Nonqualified Deferred Compensation. No Company contributions or matching contributions are made for the benefit of directors under the Deferred Compensation Plan.
Other Benefits
We reimburse all directors for travel and other necessary business expenses incurred in performance of their services for us. In addition, all directors are covered under a directors’ and officers’ indemnity insurance policy.

75	2022 Proxy Statement

Equity Compensation Plan Information
The following table provides information about shares of our common stock that may be issued under our equity compensation plans as of January 29, 2022:
Plan Category	Securities to Be Issued Upon Exercise of Outstanding Options and Rights(1)	Weighted Average Exercise Price per Share of Outstanding Options and Rights(2)	Securities Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plans approved by security holders	3,554,273	$57.83	25,928,855
Equity compensation plans not approved by security holders	—	—	—
Total	3,554,273	57.83	25,928,855
(1)	Includes grants of stock options and restricted stock units (which may be market-based, performance-based or time-based) awarded under our Best Buy Co., Inc. 2020 Omnibus Incentive Plan.
(2)	Includes weighted-average exercise price of outstanding stock options only.
(3)
Excludes securities to be issued upon exercise of outstanding options and rights. Includes 3,624,848 shares of our common stock which have been reserved for issuance under our 2008 and 2003 Employee Stock Purchase Plans.

CEO Pay Ratio
Pursuant to SEC rules, we are providing the following information about the ratio of the annual total compensation of our median employee to the annual total compensation of Ms. Barry, our CEO. Due to the flexibility afforded by the rules of the SEC in calculating the pay ratio amount, the ratio we calculated may not be comparable to the CEO pay ratio presented by other companies.
In fiscal 2022, our last completed fiscal year, Ms. Barry’s annual total compensation was $15,631,157 as reflected in the Compensation of Executive Officers — Summary Compensation Table section of this proxy statement. Our median employee’s annual total compensation for fiscal 2022 was $29,999. As a result, we estimate that Ms. Barry’s annual total compensation was approximately 521 times that of our median employee.
In determining the median employee:
•
We prepared a list of all Best Buy employees as of January 29, 2022. As of January 29, 2022, we had approximately 105,320 employees, including 94,790 U.S. employees, and 10,530 non-U.S. employees. In identifying our median employee, we included our approximately 10,370 Canadian employees, but, in accordance with SEC rules, we excluded our employees in China and Mexico, where we had about 150 employees and 10 employees, respectively, representing approximately 0.15% in the aggregate of our worldwide workforce. After excluding employees in these countries, as of January 29, 2022, we had 105,160 employees.

•
As permitted under SEC rules, we excluded employees from the companies we acquired during fiscal 2022, which included Current Health Limited and Two Peaks, LLC. As of January 29, 2022, there were approximately 210 employees working for the acquired companies.

•
As permitted under SEC rules, we used compensation that would equate to W-2 wages for the prior twelve months as our consistently applied compensation measure, which we believe provides a reasonable estimate of annual compensation for our employees. We annualized W-2 wages for employees, other than occasional/seasonal employees, who were not employed for the full twelve months. The median amount was then identified from the annualized list.

2022 Proxy Statement	76

OTHER BUSINESS
Management and the Board are not aware of any other item of business that will be addressed at the Meeting. If an item properly comes up for vote at the Meeting, or at any postponement or adjournment of the Meeting, that is not described in the Meeting Notice, including adjournment of the Meeting and any other matters incident to the conduct of the Meeting, the Proxy Agents will vote the shares subject to your proxy in their discretion. Discretionary authority for them to do so is contained in the proxy.
PROPOSALS FOR THE NEXT REGULAR MEETING OF SHAREHOLDERS
Any shareholder proposal intended to be presented for consideration at our 2023 Regular Meeting of Shareholders and to be included in our proxy statement for that meeting must be received by our Secretary no later than December 28, 2022, at our principal executive office, addressed as follows:
Mr. Todd G. Hartman
General Counsel, Chief Risk Officer and Secretary
Best Buy Co., Inc.
7601 Penn Avenue South
Richfield, Minnesota 55423
Our By-laws establish advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors and the proposal of any business not intended to be included in the Company’s proxy statement, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder must comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the immediately preceding annual meeting of shareholders. Accordingly, such proposals will be considered untimely if received before January 10, 2023, or after February 9, 2023. Any such shareholder proposal must also comply with the procedural requirements of our By-laws. The advance notice requirement in our By-laws supersedes the notice period in Rule 14a-4(c)(1) of the Securities Exchange Act of 1934 regarding discretionary proxy voting authority with respect to shareholder business. In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 10, 2023.
By Order of the Board of Directors

Todd G. Hartman
Secretary
April 27, 2022

77	2022 Proxy Statement

Reconciliations of Non-GAAP Financial Measures
Reconciliations of operating income and diluted earnings per share (“EPS”) (GAAP financial measures) to non-GAAP operating income and non-GAAP diluted EPS (non-GAAP financial measures) were as follows ($ in millions, except per share amounts):
	Fiscal Year
	2022	2021
Operating income	$3,039	$2,391
% of revenue	5.9%	5.1%
Restructuring - inventory markdowns(1)	(6)	23
Price-fixing settlement(2)	—	(21)
Restructuring charges(3)	(34)	254
Intangible asset amortization(4)	82	80
Acquisition-related transaction costs(4)	11	—
Non-GAAP operating income	$3,092	$2,727
% of revenue	6.0%	5.8%

Diluted EPS	$9.84	$6.84
Restructuring - inventory markdowns(1)	(0.02)	0.09
Price-fixing settlement(2)	—	(0.08)
Restructuring charges(3)	(0.14)	0.97
Intangible asset amortization(4)	0.33	0.30
Acquisition-related transaction costs(4)	0.04	—
Gain on investments, net(5)	—	(0.05)
Income tax impact of non-GAAP adjustments(6)	(0.04)	(0.16)
Non-GAAP diluted EPS	$10.01	$7.91
For additional information regarding the nature of charges discussed below, refer to Note 2, Acquisitions; Note 3, Restructuring; Note 4, Goodwill and Intangible Assets; and Note 11, Income Taxes, of the Notes to Consolidated Financial Statements, included in Item 8, Financial Statements and Supplementary Data, of our Annual Report on Form 10-K for fiscal 2022.
(1)	Represents inventory markdowns recorded within cost of sales associated with the decision to exit operations in Mexico.
(2)	Represents a price-fixing litigation settlement received in relation to products purchased and sold in prior fiscal years.
(3)
Represents charges in fiscal 2021 and subsequent adjustments in fiscal 2022 related to actions taken in the Domestic segment to better align the company’s organizational structure with its strategic focus and the decision to exit operations in Mexico in the International segment.

(4)
Represents charges associated with acquisitions, including: (1) the non-cash amortization of definite-lived intangible assets, including customer relationships, tradenames and developed technology; and (2) acquisition-related transaction and due diligence costs, primarily comprised of professional fees.

(5)	Represents an increase in the fair value of a minority investment.
(6)
The non-GAAP adjustments primarily relate to the U.S. and Mexico. As such, the income tax charge is generally calculated using the statutory tax rate of 24.5% for U.S. non-GAAP items for all periods presented. There is no income tax charge for Mexico non-GAAP items and a minimal amount of U.S. non-GAAP items, as there was no tax benefit recognized on these expenses in the calculation of GAAP income tax expense.

2022 Proxy Statement	78

BEST BUY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 8, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 7, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BBY2022**

You may attend the Meeting via the Internet and vote during the Meeting if you hold shares directly. Plan shareholders may attend the Meeting but should vote as instructed above. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 8, 2022 for shares held directly and by 11:59 p.m. Eastern Time on June 7, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83048-P66486

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BEST BUY CO., INC.

The Board of Directors recommends a vote FOR all the listed nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a) Corie S. Barry	☐	☐	☐
1b) Lisa M. Caputo	☐	☐	☐
1c) J. Patrick Doyle	☐	☐	☐
1d) David W. Kenny	☐	☐	☐
1e) Mario J. Marte	☐	☐	☐
1f) Karen A. McLoughlin	☐	☐	☐
1g) Thomas L. Millner	☐	☐	☐
1h) Claudia F. Munce	☐	☐	☐
1i) Richelle P. Parham	☐	☐	☐
1j) Steven E. Rendle	☐	☐	☐
1k) Eugene A. Woods	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2023	☐	☐	☐
3. To approve in a non-binding advisory vote our named executive officer compensation	☐	☐	☐

NOTE: In their discretion, the proxy agents may vote upon such other business as may properly come before the Meeting.

If you vote by mail, please date and sign exactly as your name appears and return this card promptly in the accompanying postage-paid envelope. If shares are held by joint tenants or as community property, both shareholders must sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BEST BUY CO., INC.

REGULAR MEETING OF SHAREHOLDERS

Dear Best Buy Shareholder:

Your vote is important! We encourage you to vote promptly and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Please note voting deadlines on the reverse side of this proxy card.

Vote by Internet:	Go to *www.proxyvote.com* and follow the prompts.
Vote by Telephone:	Call 1-800-690-6903 if you are in the U.S. or Canada, and follow the prompts.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions on the reverse side to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

D83049-P66486

BEST BUY CO., INC.

7601 Penn Avenue South, Richfield, Minnesota 55423

This proxy is solicited on behalf of the Board of Directors for use at the Regular Meeting of Shareholders to be held on June 9, 2022

The undersigned appoint(s) J. Patrick Doyle and/or Todd G. Hartman, each with the power of substitution, as their proxies ("Proxy Agents") to vote as directed on the reverse side of this proxy card, all the shares of common stock of Best Buy Co., Inc. held of record by the undersigned as of April 11, 2022, at the Regular Meeting of Shareholders (the "Meeting") to be held on Thursday, June 9, 2022, at 9:00 a.m. Central Time. The undersigned shareholder of Best Buy Co., Inc. acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held on Thursday, June 9, 2022, via the Internet at www.virtualshareholdermeeting.com/BBY2022.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS PROXY CARD, THE PROXY AGENTS WILL VOTE FOR THE ELECTION OF ALL THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING ADJOURNMENT OF THE MEETING AND ANY OTHER MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

If you participate and hold shares in the Best Buy stock fund within the Best Buy 401(k) Retirement Savings Plan (the "401(k) Plan"), as of the record date, April 11, 2022, this proxy covers all shares for which the undersigned has the right to give voting instructions to State Street Bank and Trust Company, Trustee of the Best Buy stock fund within the 401(k) Plan. This proxy, when properly executed, will be voted as directed. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on June 7, 2022, the Trustee will vote the shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan, unless otherwise required by law.